UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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TTM TECHNOLOGIES, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2014

To our stockholders:

The 2014 annual meeting of stockholders of TTM Technologies, Inc. will be held at 1:30 p.m., local time, on Wednesday, April 23, 2014, at our corporate offices located at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626, for the following purposes:

1.	to elect two class II directors to serve for a term expiring in 2017;

2.	to approve the 2014 Incentive Compensation Plan;

3.	to hold an advisory, non-binding vote on the compensation of our named executive officers;

4.	to ratify the appointment of KPMG LLP as the independent registered public accounting firm for TTM Technologies, Inc. for the fiscal year ending December 29, 2014; and

5.	to consider any other matters that properly come before the meeting and any postponement or adjournment thereof.

We are pleased to this year again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, saves us the cost of printing and mailing these materials, and reduces the environmental impact of our annual meeting by conserving natural resources.

Stockholders of record as of the close of business on February 24, 2014 are entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Whether or not you expect to be present, please vote your shares using the Internet by following the instructions in this proxy statement. Of course, you may also vote by signing, dating, and returning the enclosed proxy card in the enclosed pre-addressed envelope if you received a paper copy of this proxy statement. No postage is required if mailed in the United States.

By Order of the Board of Directors

Costa Mesa, California
March 14, 2014	Todd B. Schull, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2014

The proxy statement and annual report to stockholders and the means to vote via the Internet are available at www.ttmtech.com/stockholdersmeeting. Your Vote is Important — Please vote as promptly as possible by using the Internet or by signing, dating, and returning the proxy card if you received a paper copy of this proxy statement.

All stockholders are invited to attend the annual meeting in person. Stockholders who vote their proxy online or by executing a proxy card may nevertheless attend the meeting, revoke their proxy, and vote their shares in person.

TTM TECHNOLOGIES, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Wednesday, April 23, 2014, beginning at 1:30 p.m., local time, at our corporate offices located at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626, and at any adjournments or postponements of the meeting. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. On or about March 14, 2014, we began mailing a notice containing instructions on how to access this proxy statement and our annual report via the Internet, and we began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper copy. For information on how to vote your shares, see the instructions included on the proxy card and under “How do I vote?” below.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to (1) elect two class II directors to serve for a term expiring in 2017; (2) approve the 2014 Incentive Compensation Plan; (3) cast an advisory, non-binding vote on the compensation of our named executive officers; and (4) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2014. In addition, our management will report on our performance during 2013 and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on February 24, 2014, the record date for the annual meeting, are entitled to receive notice of the meeting and to vote the shares of our common stock that they held on that date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon at the meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 82,769,484 shares of our common stock were outstanding. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

If you are the stockholder of record (that is, the shares are held in your name), you may vote your proxy in one of two convenient ways:

Via the Internet

Go to www.ttmtech.com/stockholdersmeeting and follow the instructions. You will need the 11-digit control number that appears on your proxy card included with this proxy statement. This method of voting will be available until 11:59 p.m., Eastern Time, on April 22, 2014.

By mail

If you wish to vote by traditional proxy card and did not receive one along with this proxy statement, you can receive a full set of materials at no charge through the Internet at www.ttmtech.com/stockholdersmeeting, by telephone at (888) 776-9962, or by sending an e-mail to info@amstock.com (the subject line of your e-mail should contain the 11-digit control number that appears in the Notice Regarding the Availability of Proxy Materials you received). If you vote by traditional proxy card, mark your selections on the proxy card, date the card, and sign your name exactly as it appears on the card, then mail it in the postage-paid envelope enclosed with the materials. You should mail the proxy card in plenty of time to allow delivery to our transfer agent prior to the meeting.

If you are a stockholder of record and attend the meeting, you may deliver your completed proxy card in person. If you are not the stockholder of record (that is, your shares are held in the name of a bank, broker, or other holder of record, which is often referred to as held in “street name”) then you will receive instructions from the holder of record that you must follow to ensure that your shares are voted as you wish. You will not be able to vote those shares at the meeting unless you have received, in advance, a proxy card from the record holder (that is, the bank, broker, or other holder of record).

If you complete and properly sign and return a proxy card to us or complete your proxy online, your shares will be voted as you direct.

Can I revoke my proxy and change my vote?

Yes. You may revoke your proxy and change your vote at any time before the annual meeting by submitting to our corporate secretary at our corporate offices a notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet). The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. Dissenting stockholders will not have rights of appraisal with respect to any matter to be acted upon at the meeting.

What does it mean if I receive more than one notice?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation of your accounts.

What are the recommendations of our board of directors?

If you sign and return your proxy card but do not specify how you want your shares voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the recommendations of our board of directors is set forth together with the description of each item in this proxy statement. In summary, our board of directors recommends a vote (1) “for” the election of each of its nominees for class II director; (2) “for” the approval of our 2014 Incentive Compensation Plan; (3) “for” approval of the compensation of our named executive officers; and (4) “for” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2014.

Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for a substitute or alternate board nominee for director. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

Proposal One — Election of Directors. Assuming that a quorum is present, the two persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected as directors. Stockholders do not have the right to cumulate their votes for directors.

Proposal Two — 2014 Incentive Compensation Plan. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval of the 2014 Incentive Compensation Plan.

Proposal Three — Advisory Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval of the compensation of our named executive officers. Because this vote is advisory, it will not be binding upon our board of directors. However, the compensation committee and our board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal Four — Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2014.

Other Matters. For each other matter, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval.

What are the effects of broker non-votes?

If you do not provide your broker or other nominee with instructions on how to vote your street name shares, your broker or nominee will not be permitted to vote them on “non-routine” matters (a broker non-vote).

The election of directors (Proposal One), the approval of our 2014 Incentive Compensation Plan (Proposal Two), and the advisory vote on executive compensation (Proposal Three) are matters considered non-routine under applicable rules. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Proposals One, Two and Three and will not affect the outcome on those Proposals. Please note that brokers may not vote your shares on these Proposals in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2014 (Proposal Four) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Four.

How are abstentions treated?

Abstentions will have no effect on Proposal One. Abstentions will be treated as being present and entitled to vote on Proposals Two, Three and Four and therefore will have the effect of votes against such proposal.

Who will pay for the preparation of the proxy?

We will pay the cost of soliciting proxies. In addition to the use of mail, our employees may solicit proxies personally, by e-mail, facsimile, and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626, and our telephone number is (714) 327-3000. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any stockholder.

PROPOSAL ONE — ELECTION OF DIRECTORS

Directors and Nominees

Our board of directors is currently comprised of 10 directors. Our board of directors is divided into three classes with each class of directors serving for a three-year term or until successors of that class have been elected and qualified. Each director elected at the 2014 annual meeting will serve for a term expiring at the 2017 annual meeting or until his successor has been duly elected and qualified. At the annual meeting, our stockholders will be asked to elect two class II directors, leaving one vacancy. At the time the director nominees were selected, the Nominating and Corporate Governance Committee had not identified a qualified candidate to fill this vacancy. Rather than eliminating the vacancy by reducing the number of directors, the board of directors determined to retain the vacancy so that it may elect a qualified director candidate at a future date if and when such a candidate is identified and agrees to serve.

Our board of directors has nominated Kenton K. Alder and Philip G. Franklin, each of whom currently serves as a class II director, to stand for re-election at the annual meeting. If Messrs. Alder and Franklin are re-elected, they will serve three-year terms expiring at the annual meeting of stockholders in 2017.

Ronald W. Iverson, Robert E. Klatell, and John G. Mayer serve as class III directors, and their terms will expire at the annual meeting of stockholders in 2015. James K. Bass, Thomas T. Edman, Tang Chung Yen, Tom, and Dov S. Zakheim serve as class I directors, and their terms will expire at the annual meeting of stockholders in 2016.

In connection with the selection of nominees as Class II directors, the Nominating and Corporate Governance Committee held discussions with each of the candidates. During those discussions, the Chairman of the Nominating and Corporate Governance Committee and Dr. Jacques S. Gansler agreed that, due to his other commitments, it would not be appropriate to nominate Dr. Gansler for another term as a Class II director. The board of directors intends to fill the resulting vacancy as soon as it identifies a qualified candidate willing to serve in this capacity.

Our board of directors has no reason to believe that any of its nominees will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

Our board of directors recommends a vote “for” the nominees for class II director.

The following table, together with the accompanying text, sets forth certain information with respect to each of our continuing directors.

Name	Age	Position(s) Held
Robert E. Klatell	68	Chairman of the Board
Kenton K. Alder	64	Director
James K. Bass	57	Director
Thomas T. Edman	51	Chief Executive Officer, President and Director
Philip G. Franklin	62	Director
Ronald W. Iverson	71	Director
John G. Mayer	63	Director
Tang Chung Yen, Tom	52	Managing Director – Asia Pacific Region and Director
Dov S. Zakheim	65	Director

Robert E. Klatell has served as a director of our company since September 2004 and our Chairman of the Board since May 2005. Mr. Klatell is presently retired. From September 2009 to the sale of The PBSJ Corporation in October 2010, Mr. Klatell served as a director of The PBSJ Corporation and a member of its compensation committee, its audit committee and its strategic finance committee. From 2003 to 2009,

Mr. Klatell served as a director of Datascope Corp., a medical device company that develops, manufactures, and markets proprietary products for clinical health care markets. From December 2005 to December 2007, Mr. Klatell served as Chief Executive Officer and a director of Kofax plc (formerly DICOM Group plc), a publicly held company (London Stock Exchange) that provides information capture and communications solutions. From 2003 to 2006, Mr. Klatell served as a director of Mediagrif Interactive Technologies, an operator of e-business networks and provider of e-business solutions. Mr. Klatell served as a consultant to Arrow Electronics, Inc. from January 2004 to December 2004. Mr. Klatell served in various executive capacities and as a member of the board of directors at Arrow Electronics, Inc. from February 1976 to December 2003, most recently as Executive Vice President from July 1995 to December 2003. Mr. Klatell holds a Bachelor of Arts degree in History from Williams College and a Juris Doctor from New York University School of Law.

Our board of directors has determined that Mr. Klatell is an independent director. Mr. Klatell was nominated to the board of directors because of his extensive experience with operations management and his knowledge of corporate governance and global mergers and acquisitions. Mr. Klatell’s membership with the National Association of Corporate Directors provides him with up-to-date information on corporate governance best practices and the tools necessary to bring his leadership to our board of directors. As a result of Mr. Klatell’s significant involvement in director professionalism education, Mr. Klatell has been designated an NACD Governance Fellow by the National Association of Corporate Directors. Further, Mr. Klatell’s deep knowledge of the electronics industry and direct experience in the communications industry allows him to contribute a broad perspective to discussions about our future activities and our place in the current competitive landscape.

Kenton K. Alder has served as a director since March 1999. Mr. Alder also served as our President from March 1999 to January 2013 and as our Chief Executive Officer from our founding through December 2013. Mr. Alder will serve on a part-time basis as a consultant and advisor to Mr. Edman for one year commencing on January 1, 2014 and will provide counsel on strategy, attend certain meetings and be involved in special projects. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board (PCB) manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., previously a publicly held PCB manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar, Inc. Mr. Alder holds a Bachelor of Science degree in Finance and a Bachelor of Science degree in Accounting from Utah State University.

Mr. Alder was nominated to the board of directors because of his past experience as our chief executive officer, which enables him to provide the board with insight based on his extensive knowledge about the Company and because of his significant operational expertise.

James K. Bass has served as a director of our company since September 2000. Since May 2010, Mr. Bass has served as a director of Tigrent Inc. (OTCBB: TIGE) and as a member of its audit committee and chairman of its compensation committee. Since October 2010, Mr. Bass has served as a director of Mercury Computer Systems, Inc. (NASDAQ: MRCY) and as a member of its audit committee. From September 2005 to June 2009, Mr. Bass served as the Chief Executive Officer and a director of Piper Aircraft, Inc., a general aviation manufacturing company. Mr. Bass served as the Chief Executive Officer and a director of Suntron Corporation, a provider of high mix electronic manufacturing services, from its incorporation in May 2001 until May 2005, and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron Corporation, from July 2000 until April 2001. From 1992 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. degree from Ohio State University.

Our board of directors has determined that Mr. Bass is an independent director. Electronic manufacturing service providers represent an important part of our customer base. Mr. Bass was nominated to the board of directors because of his extensive experience in the electronic manufacturing industry and the technology marketplace, his executive and operational experience as the chief executive officer of a public company, and his broad experience with accounting and audit matters for publicly traded companies.

Thomas T. Edman has served as a director of our company since September 2004, as President of our company since January 2013, and as our Chief Executive Officer since January 2014. From early 2011 to December 2012, Mr. Edman served as Group Vice President and General Manager of the AKT Display Business Group, which is a division of Applied Materials Inc., a publicly held provider of nanomanufacturing technology solutions. From 2006 to 2011, Mr. Edman served as Corporate Vice President of Corporate Business Development of Applied Materials, Inc. Prior to that, Mr. Edman served as President and Chief Executive Officer of Applied Films Corporation from May 1998 until Applied Materials, Inc. acquired Applied Films Corporation in July 2006. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President of Applied Films Corporation. From 1993 until joining Applied Films, Mr. Edman served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman holds a Bachelor of Arts degree in East Asian studies (Japan) from Yale University and a Master’s degree in Business Administration from The Wharton School at the University of Pennsylvania.

Mr. Edman is an employee director. Mr. Edman was nominated to the board of directors because of his proven business acumen and experience in the technology industry, having served in numerous senior executive roles with sizeable technology companies, including as the chief executive officer of a public company. Mr. Edman also has extensive experience in Asia and with compensation-related matters, which have proven valuable to our board of directors.

Philip G. Franklin has served as a director of our company since November 2010. Since 1998, Mr. Franklin has served in various capacities with Littelfuse, Inc. (NASDAQ: LFUS), a designer, manufacturer, and seller of circuit protection devices for use in electronics, automotive and electrical markets, and currently serves as Senior Vice President and Chief Financial Officer. Prior to joining Littelfuse, Inc., Mr. Franklin was Vice President and Chief Financial Officer for OmniQuip International, a construction equipment manufacturer, which he helped take public. Prior to that, Mr. Franklin served as Chief Financial Officer of Monarch Marking Systems and Hill Refrigeration. Mr. Franklin holds a Bachelor’s degree in Economics from Dartmouth College and a Master’s degree in Business Administration from the Amos Tuck School at Dartmouth College.

Our board of directors has determined that Mr. Franklin is an independent director and an “audit committee financial expert” as described in applicable SEC rules. Mr. Franklin was nominated to the board of directors because of his financial and accounting expertise, including a deep understanding of accounting principles, financial reporting rules and regulations, and knowledge of audit procedures.

Ronald W. Iverson has served as a director of our company since July 2010. Mr. Iverson is presently retired. From January 2007 to July 2012, Mr. Iverson served as Chief Executive Officer of LGS Innovations, a wholly-owned subsidiary of Alcatel-Lucent (EURONEXT PARIS: ALU). From June 2006 to December 2006, Mr. Iverson served as Vice President, Bell Labs for Special Projects. From July 2003 to June 2006, Mr. Iverson served as an Executive Account Manager for Air Force and Joint Systems with Northrop Grumman. Prior to that, Mr. Iverson served in the Senior Executive Service within the Department of Defense as the Deputy Director for Industrial Security. Mr. Iverson spent 32 years with the United States Air Force, retiring as a Lieutenant General in 1997. Mr. Iverson holds a Bachelor of Science degree in Agricultural Economics from the University of Idaho, is a graduate of the United States Air Force Fighter Weapons School, a graduate of the National War College, and a graduate of the Kennedy School of Government at Harvard University.

Our board of directors has determined that Mr. Iverson is an independent director. Mr. Iverson was nominated to the board of directors because of his extensive experience in the aerospace/defense industry, his prior service with the U.S. Department of Defense and intimate knowledge of government security matters, and his prior senior role with the U.S. military.

John G. Mayer has served as a director of our company since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a PCB manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held PCB manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar, Inc. Mr. Mayer is also a member of the board of trustees of the Cottonwood Gulch Foundation, an organization that sponsors educational wilderness expeditions in the American Southwest. Mr. Mayer holds a Bachelor of Arts degree in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law.

Our board of directors has determined that Mr. Mayer is an independent director. Mr. Mayer was nominated to the board of directors because of his extensive experience in the PCB business and his demonstrated depth of business experience in our company’s industry.

Tang Chung Yen, Tom has served as our Managing Director — Asia Pacific Region and as a director of our company since April 2010. Prior to that, he was the Executive Chairman and Group Managing Director of Meadville Holdings Limited (Meadville), the business of which he joined in 1991. Mr. Tang was also the Chairman of Meadville’s Executive Committee and was responsible for the leadership of Meadville’s board of directors. Mr. Tang was also a director of certain of Meadville’s subsidiaries. Mr. Tang has served as the honorary chairman and honorary founding chairman of Hong Kong Printed Circuit Association Limited since 2005 and 2009, respectively, and is the honorary chairman of The Hong Kong Exporters’ Association since 2012. Mr. Tang is the chairman of The Hong Kong Standards and Testing Centre Limited and The Hong Kong Safety Institute Limited, a council member of Hong Kong Trade Development Council, and a vice chairman of HK Wuxi Trade Association Limited. Since 2008, Mr. Tang has been a member of Shanghai & Wuxi Committee of The Chinese People’s Political Consultative Conference. Mr. Tang holds a degree of Master of Business Administration from New York University.

Mr. Tang is an employee director. Mr. Tang was proposed as a nominee for our board of directors by the principal shareholders of Meadville in accordance with the stock purchase agreement and the shareholders agreement (as amended) entered into in connection with our acquisition of the PCB operations of Meadville. Our board of directors accepted Mr. Tang as a nominee given his extensive experience with PCB operations in Asia and his business acumen, as evidenced by his senior executive role with Meadville. Mr. Tang is an officer of our company and provides an insider’s perspective to our Asian operations.

Dov S. Zakheim has served as a director of our company since July 2010. Dr. Zakheim is currently a Senior Fellow at CNA: Analysis & Solutions, a federally funded think tank, and a Senior Advisor at the Center for Strategic and International Studies. From May 2004 to July 2010, Dr. Zakheim served as Vice President and subsequently as Senior Vice President of Booz Allen Hamilton, a global strategy and technology consulting firm, where he was a leader in the firm’s global defense practice. From May 2001 to April 2004, Dr. Zakheim was Under Secretary of Defense (Comptroller) and Chief Financial Officer for the U.S. Department of Defense. From October 2002 to April 2004, Dr. Zakheim served as the U.S. Department of Defense’s coordinator of civilian programs in Afghanistan. Dr. Zakheim has served as a member of the board of directors of Standard Aero Corp. since 2008 and as a member of their audit committee since 2012. Dr. Zakheim has also served as a board member of the American Jewish Committee, the Foreign Policy Research Institute, Search for Common Ground, American Friends of Beit Hatefustot, and the Center for the National Interest. Dr. Zakheim holds a Bachelor of Arts degree from Columbia College at Columbia University, was a General Course student at the London School of Economics, and holds a Doctor of Philosophy from St. Antony’s College at the University of Oxford.

Our board of directors has determined that Dr. Zakheim is an independent director. Dr. Zakheim was nominated to the board of directors because of his substantial financial and accounting experience acquired in the course of acting as Chief Financial Officer for the U.S. Department of Defense, his expertise and leadership skills in global defense, and his national security qualifications.

There are no family relationships among any of our directors, director nominees, or executive officers.

Information Relating to Corporate Governance and the Board of Directors

Our board of directors has determined, after considering all the relevant facts and circumstances, that Messrs. Bass, Franklin, Iverson, Klatell, Mayer, and Zakheim are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market (referred to as Nasdaq) and by the Securities and Exchange Commission (referred to as the SEC). Accordingly, a majority of the members of our board of directors is independent. During his service on our board of directors, Mr. Gansler was also an independent director. Mr. Edman is not considered to be an independent director as a result of his positions as an executive officer of our company. Mr. Tang is not considered to be an independent director as a result of his former position as an executive with Meadville and certain of its subsidiaries, and as an officer of our company. Mr. Alder is not considered to be an independent director as a result of his former position as an executive officer of our company.

Our bylaws authorize our board of directors to appoint its members to one or more committees, each consisting of one or more directors. Our board of directors has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and a government security committee. Each of our committees, with the exception of the government security committee (of which Messrs. Alder and Edman are also members), is comprised entirely of independent directors, as “independence” is defined by the listing standards of Nasdaq and by the SEC. Our board of directors holds executive sessions following all in-person board meetings at which the independent directors meet without the presence or participation of management.

Our board of directors has adopted charters for the audit, compensation, and nominating and corporate governance committees describing the authority and responsibilities delegated to the committee by the board of directors. Our board of directors has also adopted corporate governance guidelines, a whistle blower policy, and a code of ethics for our chief executive officer and senior financial officers. We post on our website, at www.ttmtech.com, the charters of our audit, compensation, and nominating and corporate governance committees; our corporate governance guidelines; our whistle blower policy; our code of ethics for our chief executive officer and senior financial officers, and any amendments or waivers thereto. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626.

Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of TTM Technologies, Inc., c/o any specified individual director or directors, at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626. We will forward any such letters to the indicated directors.

Meetings of the Board of Directors

Our board of directors held seven meetings during 2013. All of our directors attended more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during 2013, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during 2013. We have adopted a policy encouraging each of our directors to attend each annual meeting of stockholders and, to the extent reasonably practicable, we regularly schedule a meeting of the board of directors on the same day as the annual meeting of stockholders. All of our directors attended the 2013 annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee. Our audit committee reviews and monitors our corporate financial reporting and our external audit, including, among other things, our internal control functions, the results and scope of the annual audit, and other services provided by our independent registered public accounting firm and our compliance with legal requirements that have a significant impact on our financial reports. Our audit committee also consults with our management and our independent registered public accounting firm regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our audit committee has the responsibility to consider and recommend the appointment of, and to pre-approve services provided by, and fee arrangements with, our independent registered public accounting firm. The current members of our audit committee are Messrs. Franklin (chairman), Mayer, and Zakheim, each of whom is an independent director under Nasdaq listing standards as well as under SEC rules. The board of directors has determined that Mr. Franklin qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Our audit committee held five meetings during 2013.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees the selection and composition of our board of directors and oversees the management continuity planning processes. It establishes, monitors, and recommends the purpose, structure, and operations of the various committees of our board of directors, the criteria and qualifications for membership of each board committee, and recommends whether rotations or term limits are appropriate for the chair or committee members of the various committees. In addition, the nominating and corporate governance committee recommends individuals to stand for election as directors and recommends directors to serve on each committee as a member or as chair of the committee. The nominating and corporate governance committee reviews director compensation and recommends changes in director compensation to our board of directors. The nominating and corporate governance committee reviews and makes recommendations regarding our governing documents (including our certificate of incorporation and bylaws) and our corporate governance principles. The nominating and corporate governance committee is also responsible for considering policies relating to the meetings of our board of directors and considers questions of independence and possible conflicts of interest of members of our board of directors and executive officers. Finally, the nominating and corporate governance committee oversees the evaluation of our board of directors and management.

The nominating and corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our company’s secretary at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626. A stockholder who intends to recommend a nominee to our board of directors must provide (a) all information relating to the individual subject to the nomination that is required to be disclosed in opposition proxy statements for election of directors filed by stockholders, at their own expense, in a contested election, or is otherwise required under Regulation 14A under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), and (b) the individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected. The stockholder making the nomination must also provide the information required by our bylaws relating to such stockholder, including information pertaining to ownership of our capital stock, and must make certain representations relating to voting intent and delivery of proxies. The stockholder’s nominee must also deliver to our secretary a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made. The questionnaire is available from our secretary upon written request and upon the requesting person’s providing certain written representations required by our bylaws.

The nominating and corporate governance committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. The nominating and corporate governance committee evaluates nominees for director in the same manner, regardless of whether the nominee is recommended by a stockholder or other person or entity.

In making its selection of director candidates, our nominating and corporate governance committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. In consideration of these expectations, the nominating and corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our business. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our board of directors.

The charter of our nominating and corporate governance committee provides that the value of diversity on our board of directors should be considered, and the nominating and corporate governance committee includes diversity as one of its criteria for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our board of directors. To accomplish that objective, the nominating and corporate governance committee considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, national security qualifications, skill and other qualities in the context of the needs of our board of directors. The nominating and corporate governance committee evaluates its effectiveness in achieving diversity on the board of directors through its annual review of board member composition, which includes an assessment of directors’ ethnicity, gender, and industry experience, prior to recommending nominees for election.

The current members of our nominating and corporate governance committee are Messrs. Klatell (chairman), Gansler and Mayer, each of whom is an independent director under Nasdaq listing standards as well as under SEC rules. In connection with the conclusion of his term of service as a director, Dr. Gansler will also resign from service on our nominating and corporate governance committee effective at the annual meeting. The nominating and corporate governance committee held five meetings during 2013.

Compensation Committee. Our compensation committee provides a general review of our compensation and benefit plans to ensure that they meet our corporate objectives. The compensation committee reviews and determines, or recommends to our board of directors, the compensation of our chief executive officer and all other individuals designated by our board of directors as executive officers of our company. In addition, our compensation committee reviews and approves our corporate goals and objectives relevant to the compensation for our chief executive officer and other executive officers, including annual performance objectives, and evaluates the performance of our chief executive officer and other executive officers in light of these goals and objectives. The compensation committee reviews and makes recommendations to our board of directors with respect to, or approves, our incentive compensation plans and equity-based plans, and activities relating to those plans. The compensation committee also establishes and periodically reviews policies in the area of perquisites for executive officers. The compensation committee may, from time to time, delegate any or all of its responsibilities to a subcommittee.

In discharging its responsibilities, our compensation committee is empowered to investigate any matter of concern that it deems appropriate and has the sole authority, without seeking approval from the entire board of directors, to retain outside consultants for this purpose, including the authority to approve any terms of retention. Additional information regarding the role of compensation consultants and executive officers in assisting our compensation committee in determining the amount or form of executive compensation may be found in “Compensation Discussion and Analysis” below. The current members of our compensation committee are Messrs. Bass (chairman), Iverson and Klatell, each of whom is an independent director under Nasdaq listing standards as well as under SEC rules. Mr. Bass was appointed as chairman of the compensation committee on April 24, 2013. The compensation committee held eight meetings during 2013.

Government Security Committee. As previously disclosed in our filings with the SEC, a portion of our business consists of manufacturing defense and defense-related items for various departments and agencies of the U.S. government, including the U.S. Department of Defense, which requires that we maintain facility security clearances under the National Industrial Security Program (referred to as NISP). The NISP requires that a corporation maintaining a facility security clearance take steps to mitigate foreign ownership, control, or influence (referred to as FOCI). As we have also previously reported, we are party to a special security agreement with the U.S. government. That special security agreement, among other things, requires that our board of directors appoint a government security committee comprised of outside directors and directors who are officers of our company, each of whom must be a U.S. resident citizen with a security clearance. The government security committee is responsible for ensuring that we maintain appropriate policies and procedures to safeguard the classified and export-controlled information in our possession and to ensure that we comply with applicable laws and agreements. The current members of our government security committee are Messrs. Iverson (chairman), Alder, Bass, Edman, Franklin, Gansler, Klatell, Mayer, and Zakheim. In connection with the conclusion of his term of service as a director, Dr. Gansler will also resign from service on our government security committee effective at the annual meeting. The government security committee held four meetings during 2013.

Board Leadership Structure

We believe it is our chief executive officer’s responsibility to manage our company’s operations and the chairman’s responsibility to lead our board of directors. Given the significant responsibilities with which our chairman is tasked and his active role in our governance, we believe it is beneficial to have an independent chairman whose sole job is leading the board of directors. To this end, our corporate governance guidelines provide that our chief executive officer may not be our chairman, and that our chairman will be selected from our independent directors. In making its decision to separate the chief executive officer and chairman roles, our board of directors considered the time that Mr. Edman is required to devote to the chief executive officer position in the current economic environment, particularly given the demands imposed on our global company. By segregating the role of the chairman, we reduce any duplication of effort between the chief executive officer and the chairman. We believe this provides strong leadership for our board of directors, while also positioning our chief executive officer as the leader of the company in the eyes of our customers, employees, and other stakeholders. By having another director serve as chairman of the board, Mr. Edman is better able to focus his attention on running our company. Our board of directors believes that Mr. Klatell is the most appropriate individual to serve as chairman because of his deep knowledge of our business and strategy, his experience with corporate governance matters, and his demonstrated skill and commitment to performing effectively as chairman of our board of directors.

Our board of directors has seven independent members and three non-independent members, including our chief executive officer and president, Mr. Alder and Mr. Tang. A number of our independent board members are currently serving or have served as members of senior management of other public companies or governmental agencies and have served as directors of other public companies. We believe that the number of independent, experienced directors that make up our board, along with the independent oversight of the board of directors by a non-executive chairman, benefits our company and our stockholders.

The special security agreement to which we are a party establishes certain criteria for the qualifications of our directors and the composition of our board of directors, and also requires that a certain number of directors have strong national security qualifications, have no prior relationship with certain “affiliates” described in the special security agreement, and be U.S. citizens holding or eligible to hold personnel security clearances. Our board of directors meets the composition criteria set forth in the special security agreement, and any future replacement directors and director nominees will be required to meet such criteria.

We believe that we have a strong corporate governance structure that ensures independent discussion among, evaluation of, and communication with and access to, senior management. With the exception of our government security committee, of which Messrs. Alder and Edman are members, all of our board committees are composed solely of independent directors, which provides independent oversight of management. Also, our corporate governance guidelines provide that our independent directors will meet in executive session not less frequently than quarterly.

Risk Management and Oversight Process

While our management is primarily responsible for managing risk, our board of directors and each of its committees plays a role in overseeing our risk management practices. Our full board of directors is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from our management concerning our business and the material risks that our company faces. Our board of directors annually reviews key enterprise risks identified by management, such as financial, reputational, safety and security, and compliance risks, and it monitors key risks through reports and discussions regarding key risk areas at meetings of our board of directors and in committee meetings. Our board of directors also focuses on specific strategic and emerging risks in periodic strategy reviews. Our board of directors annually reviews and approves our corporate strategy and goals and our capital budgets, and in connection with that review, it considers risks associated with our company.

Our board of directors allocates responsibility for overseeing risk management for our company among the full board and each of its committees. Specifically, the full board oversees significant risks primarily relating to operations, strategy, and finance. In addition, each of our committees considers risks within its area of responsibilities, as follows:

•

Our audit committee is primarily responsible for overseeing matters involving major financial risk exposures and actions management is taking to monitor such risk exposures. This includes risks relating to financial reporting and internal controls; litigation; environmental, health, and safety matters; tax matters; liability insurance programs; and compliance with legal and regulatory requirements and our code of ethics. In addition, the audit committee reviews our quarterly and annual financial reports, including any disclosure in those reports of risk factors affecting our company and business.

•

Our compensation committee is primarily responsible for overseeing risks that may be implicated by our executive compensation programs and risks relating to the administration of those programs. In setting compensation, the compensation committee strives to create incentives that encourage appropriate risk-taking behavior consistent with our business strategy. In making compensation determinations, the compensation committee considers the overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. To assist in satisfying these oversight responsibilities, the compensation committee retains an outside compensation consultant and meets regularly with management to understand the financial, human resources, and stockholder implications of compensation decisions being made. Additional information on risk management considerations of our compensation committee are discussed in this proxy statement under “Compensation Discussion and Analysis—Risk Management Considerations.”

•

Our nominating and corporate governance committee is primarily responsible for risks that may be mitigated by the continued effective functioning of our board of directors and our corporate governance practices. Under its charter, the nominating and corporate governance committee is responsible for, among other things, developing and recommending to our board of directors a set of effective corporate governance principles designed to assure compliance with applicable standards.

•

Our government security committee is primarily responsible for ensuring compliance with the policies and procedures mandated by the U.S. government with respect to classified and export-controlled information in our possession and for ensuring the mitigation of FOCI.

Through the activities of our audit, compensation, nominating and corporate governance, and government security committees, as well as the full board of directors’ interactions with management concerning our business and the material risks that may impact our company, the board of directors is able to monitor our risk management process and offer critical insights to our management.

Related Party Transaction Policies and Procedures

It is the responsibility of our full board of directors and our audit committee to review and approve related party transactions. It is our management’s responsibility to bring such related party transactions to the attention of our board of directors and members of our audit committee. From time to time our nominating and corporate governance committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our board of directors and our executive officers.

In accordance with our corporate governance guidelines, any monetary engagement (other than director or employee compensation or transactions which would not require disclosure under Item 404 of Regulation S-K) (a) between a director (including any entity of which the director is a director or executive officer and any member of a director’s family as defined in Nasdaq rules) and our company or any of its affiliates or members of senior management or their families, and (b) between executive officers of our company (as designated by our board of directors) and our company or any of its affiliates, is subject to the approval of our audit committee or our independent directors. Each of our directors and executive officers must notify our board of directors in advance of entering into any such transaction.

Our corporate governance guidelines task our board of directors, in consultation with our nominating and corporate governance committee, with reviewing annually the relationships that each director has with us, directly or indirectly. Further, our nominating and corporate governance committee is tasked with periodically reviewing the compensation arrangements and other business relationships between our directors and our company, including charitable and political contributions, in order to monitor the independence of our directors. Our corporate governance guidelines also provide that if an actual or potential conflict of interest develops, a director should report the matter immediately to the full board of directors and our audit committee for evaluation and appropriate resolution. If a director has a personal interest in a matter before our board of directors, the director must disclose the interest to the full board of directors and our audit committee, must recuse himself or herself from participation in the related discussion, and must abstain from voting on the matter.

DIRECTOR COMPENSATION

Our non-employee directors receive the following compensation: an annual cash retainer of $55,000, an annual cash retainer of $5,000 for each board committee of which such director is a member (except for the government security committee), and reimbursement of expenses relating to attendance at board and board committee meetings. In addition, the chairman of the board receives an annual cash retainer of $55,000, and the chairmen of our various board committees receive annual cash retainers as follows: $14,000 to our audit committee chairman, $12,500 to our compensation committee chairman, $10,000 to our government security committee chairman, and $9,000 to our nominating and corporate governance committee chairman.

Upon initial election, each non-employee director receives an option to purchase 20,000 shares of our common stock. The options provided to the non-employee directors expire on the tenth anniversary of the grant date and vest over a four-year period. At each annual meeting of stockholders, each non-employee director receives restricted stock units (referred to as RSUs) having a value on the award date of $80,000 based upon the average closing price of our common stock over the six-month period preceding the grant date. The RSUs awarded to the non-employee directors vest in full on the first anniversary of the grant date and delivery of the shares of common stock underlying the RSUs is deferred until retirement from the board of directors (or until one year after retirement in the case of certain prior grants).

Our board of directors recognizes that stock ownership by directors may strengthen their commitment to the long-term future of our company and further align their interests with those of our stockholders. Accordingly, our corporate governance guidelines provide that our independent directors are ordinarily expected over time to beneficially own shares of our common stock (including shares owned outright, unvested shares, restricted stock units, and stock options) having a value of at least three times their annual retainer.

Prior to his transition from serving as our chief executive officer to part-time advisor status effective January 1, 2014, Mr. Alder was not separately compensated for his service as a director. Mr. Alder’s compensation as our chief executive officer in 2013 is described below under “Compensation Discussion and Analysis” and “Executive Compensation.” Beginning with his appointment as our president on January 7, 2013, Mr. Edman was no longer compensated for his service as a director. Mr. Edman’s compensation as our chief executive officer and president is described below under “Compensation Discussion and Analysis” and “Executive Compensation.” Mr. Tang is also not separately compensated for his service as a director. Mr. Tang received total 2013 compensation of $831,094 for his service as Managing Director—Asia Pacific Region, which total compensation consisted of the following: (i) base salary of $564,946, (ii) a guaranteed bonus of $89,031 paid in January 2014 in recognition of the Chinese New Year, (iii) a discretionary bonus of $148,870 to be paid in April 2014 in recognition of the financial performance of our company in 2013, and (iv) $28,247 of contributions made by us on Mr. Tang’s behalf to the Mandatory Provident Fund, a saving program for the retirement of residents in Hong Kong. The amounts paid to Mr. Tang were paid in Hong Kong Dollars (HKD) and converted to U.S. Dollars using an exchange rate of 0.1289 HKD per U.S. Dollar.

Our directors are eligible to participate in our Executive and Director Deferred Compensation Plan. For a discussion of the Executive and Director Deferred Compensation Plan, see “Pension and Nonqualified Deferred Compensation” below. None of our directors participated in the Executive and Director Deferred Compensation Plan in 2013.

Director Summary Compensation Table for Fiscal Year 2013

The following table sets forth the compensation earned by our non-employee directors in respect of their services as such during 2013.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robert E. Klatell	$126,500	$66,524	$193,024
James K. Bass	$66,750	$66,524	$133,274
Philip G. Franklin	$72,000	$66,524	$138,524
Jacques S. Gansler	$58,500	$66,524	$125,024
Ronald W. Iverson	$74,250	$66,524	$140,774
John G. Mayer	$61,000	$66,524	$127,524
Dov S. Zakheim	$58,500	$66,524	$125,024

(1)	Amounts include fees payable for service as a director, committee membership, or committee chair as described in the narrative accompanying this table.
(2)	Amounts shown reflect the fair value of RSUs at the date of grant. The value is calculated in accordance with ASC Topic 718, Compensation – Stock Compensation. The fair value of an RSU is based on the closing market price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 16 to our 2013 consolidated financial statements, included in our annual report on Form 10-K filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors with respect to these awards. A supplemental table following these footnotes sets forth for non-employee directors: (i) the aggregate number of RSUs and option awards outstanding as of December 30, 2013, and (ii) the number of RSUs and option awards that were not vested as of December 30, 2013.

Outstanding Equity Awards Held by Non-Employee Directors at Fiscal 2013 Year End

Name	RSUs Outstanding at Fiscal Year End	Options Outstanding at Fiscal Year End	Number of RSUs that Have Not Vested(1)	Number of Options that Have Not Vested(2)
Robert E. Klatell	44,819	28,000	9,558	—
James K. Bass	44,819	12,000	9,558	—
Philip G. Franklin	24,593	20,000	9,558	5,000
Jacques S. Gansler	28,384	20,000	9,558	5,000
Ronald W. Iverson	28,384	20,000	9,558	5,000
John G. Mayer	44,819	12,000	9,558	—
Dov S. Zakheim	28,384	20,000	9,558	5,000

(1)	Such RSUs vest on April 24, 2014.
(2)	Mr. Franklin’s options vest on November 11, 2014. The other directors’ options vest on July 8, 2014.

Payments to Compensation Consultant and its Affiliates

In October 2012, our compensation committee determined to engage Radford, an Aon Hewitt Company (referred to as Radford) as its independent adviser for 2013 executive compensation matters. In September 2013, our compensation committee engaged Radford with respect to 2014 compensation matters. Radford was retained by our compensation committee to provide an independent review of the company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford evaluated our selected peer companies and provided competitive compensation data and analysis relating to the compensation of our chief executive officer and our other senior officers. Radford also furnished the compensation committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; annual share utilization and shareholder dilution levels resulting from equity plans; and executive stock ownership and retention values. In addition, Radford assisted the compensation committee with its risk assessment of our compensation programs, and provided our nominating and corporate governance committee with a director compensation assessment. During 2013, we incurred $60,913 for such services rendered by Radford. In addition, during 2013, we paid Aon Hewitt, an affiliate of Radford, $22,833 for services rendered in connection with the administration of our deferred compensation plan. We also paid Radford $8,000 for services rendered in connection with the computation of TSR relative to the S&P 600 and our TSR Peer Group and $17,820 for compensation survey data. For further discussion of the work conducted by Radford as our compensation consultant, see “Compensation Discussion and Analysis—Role of the Compensation Committee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of each class of common stock beneficially owned as of February 14, 2014, by (a) each of our directors and named executive officers; (b) all of our directors and executive officers as a group; and (c) each person known by us to own beneficially more than five percent of our outstanding common stock.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Directors and Named Executive Officers:
Kenton K. Alder(3)	552,563	*
Thomas T. Edman(4)	35,877	*
Chung Tai Keung, Canice(5)	606,544	*
Douglas L. Soder(6)	130,057	*
Todd B. Schull(7)	9,772	*
James K. Bass(8)	16,000	*
Philip G. Franklin(9)	15,000	*
Jacques S. Gansler(10)	15,000	*
Ronald W. Iverson(10)	15,000	*
Robert E. Klatell(11)	30,500	*
John G. Mayer(12)	20,000	*
Tang Chung Yen, Tom	—	*
Dov S. Zakheim(10)	15,000	*
All directors and executive officers as a group (13 persons)	1,461,313	1.8%
5% Stockholders
Su Sih (BVI) Limited(13)	27,561,874	33.3%
FMR LLC(14)	6,717,912	8.1%
AllianceBernstein L.P.(15)	5,496,702	6.6%
BlackRock, Inc.(16)	4,919,431	6.0%
Royce & Associates LLC(17)	4,276,860	5.2%

*	Represents less than 1% of our outstanding common stock.
(1)	Except as otherwise indicated, the address of each person listed on the table is 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626.

(2)	We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options, RSUs, performance-based restricted stock units (PRUs), and warrants held by that person that are currently exercisable or will become exercisable or releasable within 60 days after February 14, 2014, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 82,669,108 shares of our common stock outstanding as of February 14, 2014.
(3)	Includes 358,517 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014 and upon the delivery of shares underlying RSUs and PRUs deliverable within 60 days after February 14, 2014.
(4)	Includes 28,000 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 35,261 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 18,826 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our board of directors.
(5)	Includes 47,246 shares issuable upon the delivery of shares underlying RSUs and PRUs deliverable within 60 days after February 14, 2014.
(6)	Includes 87,244 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014 and upon the delivery of shares underlying RSUs and PRUs deliverable within 60 days after February 14, 2014.
(7)	Represents shares issuable upon the delivery of shares underlying RSUs deliverable within 60 days after February 14, 2014.
(8)	Includes 12,000 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 35,261 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 18,826 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our board of directors.
(9)	Represents shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 15,035 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our board of directors.
(10)	Represents shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 18,826 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our board of directors.
(11)	Includes 28,000 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 35,261 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 18,826 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our board of directors.
(12)	Includes 12,000 shares issuable upon the exercise of stock options that are currently vested or will become vested within 60 days after February 14, 2014. Does not include 35,261 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 18,826 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our board of directors.
(13)	Represents shares of our common stock held by Su Sih (BVI) Limited, a company organized under the laws of the British Virgin Islands, referred to as Su Sih. Su Sih is a holding company wholly owned by Mr. Tang Hsiang Chien, a citizen of Hong Kong Special Administrative Region of People’s Republic of China. Mr. Tang and Su Sih each have sole voting and dispositive power over such shares. Such information is as reported on Schedule 13G/A filed by Mr. Tang and Su Sih with the SEC on May 27, 2010. The address of Su Sih is Room 2407, ING Tower, 308 Des Voeux Road, Central, Hong Kong.
(14)

Represents shares of our common stock held by FMR LLC, on behalf of itself and its affiliates, referred to as FMR. Based on the information reported on Schedule 13G filed by FMR with the SEC on February 14, 2014: (i) FMR reported beneficial ownership of 6,717,912 shares, sole voting power as to zero of the shares, and sole dispositive power as to 6,717,912 of the shares; (ii) Fidelity Management & Research Company, referred to as Fidelity and a wholly owned subsidiary of FMR, reported beneficial ownership of 6,717,912 shares, and Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole dispositive power as to 6,717,912 of the shares; (iii) members of the family of Edward C. Johnson 3d are the predominant owners of Series B voting common shares of FMR, representing 49% of the voting power of FMR, and may be deemed to form a controlling group; and (iv) neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with such funds’ Board of Trustees. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.
(15)	Represents shares of our common stock held by AllianceBernstein L.P. and certain of its affiliates, referred to as AllianceBernstein. AllianceBernstein has sole voting power over 4,696,286 shares and sole dispositive power over 5,496,702 shares. Such information is as reported on Schedule 13G/A filed by AllianceBernstein with the SEC on February 10, 2014. The address for AllianceBernstein is 1345 Avenue of the Americas, New York, New York 10105.
(16)

Represents shares of our common stock held by BlackRock, Inc. and certain of its affiliates, referred to as BlackRock. BlackRock has sole voting power over 4,741,843 shares and sole dispositive power over 4,919,431 shares. Such information is as reported on Schedule 13G filed by BlackRock with the SEC on January 30, 2014. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(17)	Represents shares of our common stock held by Royce & Associates, LLC and certain of its affiliates, referred to as Royce. Royce has sole voting power and sole dispositive power over 4,276,860 shares. Such information is as reported on Schedule 13G/A filed by Royce with the SEC on January 16, 2014. The address for Royce is 745 Fifth Avenue, New York, New York 10151.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 30, 2013, and written representations that no other reports were required, we believe that each person who at any time during such year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during the fiscal year ended December 30, 2013.

EXECUTIVE OFFICERS OF THE COMPANY

The names, ages and positions of our executive officers currently serving are provided below. Biographical information regarding these officers is set forth under the following table, except for Mr. Edman, whose biographies are set forth above with our other directors.

Name	Age	Position(s) Held With the Company
Thomas T. Edman	51	President, Chief Executive Officer and Director
Chung Tai Keung, Canice	58	Executive Vice President and President, Asia Pacific Business Unit
Todd B. Schull	55	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Douglas L. Soder	53	Executive Vice President and President, North America Business Unit

Mr. Chung Tai Keung, Canice has served as our Executive Vice President and President, Asia Pacific Business Unit since April 2012, and prior to that served as Chief Executive Officer of our Asia Pacific operating segment since April 8, 2010. Prior to joining our company, Mr. Chung served as Deputy Managing Director of Meadville Group since 2005. Prior to joining the Meadville Group, Mr. Chung was an executive director of Elec & Eltek International Holdings Limited (formerly listed on The Stock Exchange of Hong Kong Limited) from August 1993 to March 2005 and Elec & Eltek International Company Limited (a company listed on the Singapore Exchange Securities Trading Limited) from April 1994 to March 2005. Mr. Chung had been Chief Executive Officer of Elec & Eltek Group’s PCB business and held various management positions at Fairchild

Semiconductors (HK) Limited, China Cement Company (Hong Kong) Limited, the Astec Group and Chen Hsong Machinery Co, Limited. Mr. Chung graduated from the Hong Kong Polytechnic University in 1979 in Accountancy. Mr. Chung is currently the chairman of the Hong Kong Printed Circuit Association Limited.

Todd B. Schull became our Executive Vice President, Chief Financial Officer, Treasurer and Secretary in March 2013, having joined our company as an Executive Vice President in February 2013. Prior to joining us, Mr. Schull served as Senior Vice President of Finance and Corporate Controller of Sanmina Corporation. Prior to joining Sanmina, Mr. Schull was Corporate Controller of Ultratech from 2003 to 2005. Mr. Schull started his career with Deloitte LLP and then held leadership positions with Verbatim Corporation, Solectron Corporation, Tidal Software, Repeater Technologies, and VA Linux. Mr. Schull holds a Bachelor of Science degree in accounting from the University of Utah.

Douglas L. Soder has served as an Executive Vice President and President, North America Business Unit since April 2012, and prior to that as our Executive Vice President since November 2006. Prior to joining our company, Mr. Soder held the position of Executive Vice President for Tyco Electronics from January 2001 until our acquisition of that company in October 2006. During an almost 24-year career at Tyco Electronics, Mr. Soder served in a variety of sales, sales management, and operations management positions at its AMP Incorporated and Tyco Printed Circuit Group (PCG) subsidiaries. From November 1996 to January 2001, Mr. Soder was Vice President of Sales and Marketing for PCG. Mr. Soder holds a Bachelor of Arts degree in Political Science from Dickinson College.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program, which is established by the compensation committee of our board of directors, is intended to attract, motivate, and retain executives and key employees and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with comparable companies and reward the achievement of short-term and long-term performance goals.

Like most companies, we use a combination of fixed and variable compensation programs to reward and incentivize strong performance, as well as to align the interests of our executives with those of our stockholders. Historically, our compensation philosophy targeted total compensation at the 50th percentile of comparable companies. However, in 2013, after comparing the profitability, market capitalization and certain other non-revenue metrics of our company relative to other members of our peer group, our compensation committee determined to revise its compensation philosophy to generally target total compensation between the 25th and 50th percentile of comparable companies. We believe that targeting compensation at the 25th-to-50th percentile will continue to enable us to remain competitive in attracting and retaining qualified executive officers while avoiding paying amounts in excess of what we believe is necessary to attract and retain such executive officers. However, our compensation committee’s decisions on target compensation for specific individuals are also influenced by a variety of additional factors, including compensation practices of businesses acquired by us and company and individual performance.

Each year our compensation committee, together with our senior management, establishes performance targets for short-term and long-term incentive plans that require the achievement of significant financial results. Each year our compensation committee determines compensation by assessing prior year performance against these established financial targets, as well as other factors such as the compensation paid by comparable companies, achievement of strategic objectives, improvements in market share and the professional development and potential of individual officers. Ultimately, the amount of compensation awarded to our executives is determined based on our performance and what our compensation committee believes is in the best interests of our stockholders.

We believe that our 2010 decision to replace stock options with performance-based restricted stock units (referred to as PRUs), together with our continuing use of an annual incentive bonus program that is based on various combinations of global operating income, business unit operating income and individual goals, shows that we have closely linked executive officer pay to performance. Our pay mix consists primarily of base salary, annual performance-based bonuses, performance-based equity incentives and time-based equity incentives, and we have limited all other compensation to our executive officers. We have no guaranteed bonuses except for the customary two months’ base salary bonus paid in our Asia Pacific Region, no pension plans or other executive retirement plans except our 401(k) plan available to North America employees and, except for the housing allowance provided to our President, Asia Pacific Business Unit, no executive perquisites such as company-paid personal travel, financial planning assistance or car allowances.

Our current and former executive officers discussed in this CD&A are:

•	Kenton K. Alder, our Chief Executive Officer until his transition to part-time advisor status effective January 1, 2014

•	Thomas T. Edman, President and, effective January 1, 2014, our Chief Executive Officer

•	Chung Tai Keung, Canice, Executive Vice President and President, Asia Pacific Business Unit

•	Douglas L. Soder, Executive Vice President and President, North America Business Unit

•	Todd B. Schull, Executive Vice President and Chief Financial Officer, Treasurer and Secretary

•	Steven W. Richards, our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary

As previously announced, Todd B. Schull was appointed as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary effective as of March 2, 2013.

Executive Summary and Impact of 2011 Say-On-Pay Vote

At our 2011 annual meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our executive officers described in our 2011 proxy statement. Approximately 98.7% of the votes cast on the matter were voted “For” such advisory “say-on-pay” approval, while approximately 1.3% were voted “Against.” In addition, at the Company’s 2011 annual meeting, a majority of our stockholders supported the Board’s recommendation to hold a vote on the Company’s executive compensation program every three years. As a result of the support received for its recommendation, the Board of Directors determined to hold a vote on executive compensation every three years.

As discussed more fully below, and in light of our focus on pay for performance and the extremely high support our say-on-pay proposal received in 2011, for 2013 and 2014 our compensation committee continued to:

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use both our peer group and certain composite global compensation survey data as the primary benchmarking tools for evaluating executive compensation, taking into account evolving global and business unit roles and responsibilities of our management team;

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tie a substantial portion of our annual incentive bonus plan for our executive officers to our consolidated operating income to support collaboration within our senior management team and reward our executive officers for company-wide performance;

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use PRUs as an integral component of our long-term incentive program in order to strengthen pay-for-performance and directly incorporate revenue and earnings before interest, tax, depreciation and amortization expense (referred to as EBITDA) objectives;

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include in our PRU program the use of a modifier tied to our total stockholder return over a three-year period relative to a group of peer companies selected by our compensation committee, thereby providing balance between retention and linkage to stockholder value creation;

•	provide that the mix of equity awards to our executive officers is weighted more toward performance than time-vest RSUs; and

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calculate the number of shares of our common stock subject to PRUs and RSUs by using the six-month trailing average closing sale price of our common stock as of the date of grant, thereby mitigating the effects of our stock price volatility.

An important principle driving our compensation programs is our belief that it benefits our stockholders for management’s compensation to be tied to our company’s current and long-term performance. As a result, at-risk pay is expected to continue to comprise a significant portion of our executive compensation, particularly for our most senior officers. As indicated above, approximately 98.7% of the votes cast on the 2011 advisory vote on execute compensation were in favor of our executive compensation as described in our 2011 proxy statement. Our board and compensation committee considered these final vote results and determined that, given the significant level of support, no material changes to our executive compensation philosophy were necessary based on the vote results. Nevertheless, our compensation committee strives to continually improve our executive compensation programs, which has resulted in the following recent developments:

•	in October 2012, our compensation committee determined to engage Radford, an Aon Hewitt Company (referred to as Radford) as its independent adviser for 2013 compensation matters, replacing Mercer;

•	for 2013, we revised our peer group which, along with certain broader survey data, is used for benchmarking purposes;

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beginning in 2013, we revised our long-term equity incentive PRU program to provide for a total stockholder return (TSR) modifier that compares our TSR to a group of peer companies rather than the broader S&P 600;

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beginning in 2013, our compensation committee determined that incentive bonuses for the presidents of our Asia Pacific and North America business units should be based 30% on our global operating income and 60% on the operating income of the business unit for which such executive is primarily responsible;

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for 2013, our compensation committee decreased the minimum annual incentive bonus threshold from 70% to 60% of the operating income target to provide a competitive bonus program under current market conditions;

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in 2013, we modified our equity awards with Mr. Alder to provide that his awards would continue to vest during Mr. Alder’s service as a member of our board of directors, notwithstanding any termination of employment;

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in connection with Mr. Alder’s retirement as our chief executive officer, we engaged Mr. Alder to serve as a part-time advisor to our new chief executive officer for one year, pursuant to which Mr. Alder will receive annual compensation of $410,000 and certain benefits;

•	in late 2013, we modified our compensation philosophy to generally target total compensation between the 25th and 50th percentile of comparable companies;

•	for 2014, we refined our peer group to better reflect our market capitalization and add companies that were on our 2013 ISS peer group and otherwise meet our peer group criteria; and

•	in early 2014, our compensation committee determined the compensation package for our new chief executive officer, resulting in a reduction in compensation for that position.

Role of the Compensation Committee

General. Our compensation committee, which is currently comprised of three independent members of our board of directors, as discussed in greater detail under “Information Relating to Corporate Governance and the Board of Directors,” is responsible for, among other things:

•	the review and approval of our compensation philosophy;

•	the review of all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	the approval (or recommendation to our board of directors) of individual compensation for our executive officers, including our chief executive officer;

•	the approval of annual and long-term incentive performance metrics as well as payouts thereunder; and

•	the review of other executive benefit plans, including perquisites.

Our compensation committee, in consultation with the outside executive compensation consultant retained by our compensation committee, also analyzes the reasonableness of our overall executive compensation package. Our compensation committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.ttmtech.com.

While our chief executive officer and other executive officers may attend meetings of the compensation committee or our board of directors from time to time, the ultimate decisions regarding executive officer compensation are made solely by the members of our compensation committee and, in the case of compensation decisions for our chief executive officer, the non-employee members of our board of directors. These decisions are based not only on our compensation committee’s deliberations, but also on input requested from outside advisors, including our compensation committee’s outside compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to our chief executive officer’s compensation have historically been based on recommendations of our compensation committee and included discussions with and approval by all of our non-employee directors without the presence of our chief executive officer or other management. Our compensation committee typically discusses proposals for our chief executive officer’s compensation package with him but always makes final decisions regarding his compensation when he is not present. Decisions regarding other executive officers have typically been made by our compensation committee after considering recommendations from our chief executive officer.

Compensation Consultant. Our compensation committee has historically engaged the services of an outside compensation consultant to provide independent advice in connection with making executive compensation determinations. The chairman of our compensation committee, in consultation with other committee members, defines the scope of any consultant’s engagement and related responsibilities. These responsibilities may include, among other things, advising on issues of executive compensation and equity compensation structure and assisting in the preparation of compensation disclosure for inclusion in our SEC filings. In fulfilling its responsibilities, the outside compensation consultant may interact with management or our other outside advisors to the extent necessary or appropriate.

In October 2012, our compensation committee determined to engage Radford as its independent adviser for 2013 executive compensation matters. In September 2013, our compensation committee engaged Radford with respect to 2014 compensation matters. Radford was retained by our compensation committee to provide an independent review of the company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford evaluated our selected peer companies and provided competitive compensation data and analysis relating to the compensation of our chief executive officer and our other senior officers. Radford also furnished the compensation committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; annual share utilization and shareholder dilution levels resulting from equity plans; and executive stock ownership and retention values. In addition, Radford assisted the compensation committee with its risk assessment of our compensation programs, and provided our nominating and corporate governance committee with a director compensation assessment.

The compensation committee’s outside compensation consultant provides analyses and recommendations that inform the committee’s decisions, but it does not decide or approve any compensation decisions. For both 2013 and 2014, Radford reviewed various proposals presented to the committee by management, and provided updates on market trends and the regulatory environment as it related to executive compensation. Radford also computes our TSR relative to the S&P 600 and, for our performance awards in 2013 and 2014, our TSR peer group.

Radford, who reports directly to our compensation committee and not to management, is independent from TTM. Except for TTM’s subscription to certain broad-based compensation survey data, Radford has not provided any services to TTM other than to the compensation committee, and receives compensation from TTM only for services provided to the committee. We also use Aon Hewitt, an affiliate of Radford, to administer our deferred compensation program. Our compensation committee assessed the independence of Radford pursuant to SEC rules and concluded that the work of Radford has not raised any conflict of interest. For a discussion of amounts paid to Radford and Aon Hewitt for executive and director compensation consulting and other services, please see “Payments to Compensation Consultant and its Affiliates” above.

Management Role in Setting Compensation. Members of our human resources and finance departments work with our chief executive officer to recommend changes to existing compensation plans and programs, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials to assist the compensation committee in making its decisions and, ultimately, to implement the decisions of our compensation committee.

Our chief executive officer is actively engaged in setting compensation for other executives through a variety of means, including recommending for committee approval the financial goals and the annual variable pay amounts for his executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for our short-term and long-term incentive plans. Our chief executive officer is generally subject to the same financial performance goals as our other executive officers, all of which are ultimately determined and approved by our compensation committee.

Compensation Structure

Although the final structure may vary from year to year and officer to officer, our compensation committee utilizes three main components for executive officer compensation:

•	Base Salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise, and individual potential and performance;

•	Annual Incentive Bonus — variable cash compensation that takes into account our financial performance during a particular year and individual performance goals; and

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Long-Term Incentives — stock-based awards, including performance and time-vest restricted stock units that reflect the performance of our common stock and align executive officer and stockholder interests.

Pay Mix. In determining the allocation each year among base salary, annual incentive bonus, and long-term equity incentive compensation, our compensation committee considers the following factors: our short-term and long-term business objectives, competitive trends within our industry, and the importance of creating a performance-based environment that ties a significant portion of each executive officer’s compensation to the achievement of performance targets and corporate objectives. When considering a proposed compensation package for an executive officer, our compensation committee considers the compensation package as a whole, including each element of total compensation. For example, before determining officer compensation for 2014, our compensation committee reviewed “tally sheets” that listed, for each executive, each element of compensation paid in 2013, including base salary, 2013 incentive bonus, the value of 2013 equity awards, 401(k) matching contributions, and potential payments under severance arrangements, as well as information regarding equity awards made in prior periods. The committee and management use the tally sheets to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation. We have no pre-established policy for allocating between either cash and non-cash or short-term or long-term compensation.

Our compensation committee believes that the particular elements of compensation identified above produce a well-balanced mix of stock-based compensation, retention value, and at-risk compensation that collectively provide each executive officer with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will produce a high level of company performance over the long term. Our compensation committee believes that this approach should lead to increases in stockholder value, provide an appropriate reward for our executive officers, and reduce the risk of loss of executive officers to competitors.

While each of the elements of our compensation program is intended to motivate and encourage employees at all levels to drive performance and achieve superior results for our stockholders, there is a different emphasis on the three primary elements based on an employee’s position and ability to impact our financial results. In general, the percentage of performance-based pay, or at risk pay, increases with job responsibility. This is intended to offer an opportunity for gain in the event of successful performance, matched with the prospect of less compensation when performance falls short of established financial and/or stockholder return targets. The aggregate base pay for our named executive officers comprised approximately one-third of the value of the aggregate compensation opportunities (base salary, annual incentive bonuses, and long-term equity incentives) provided them for 2013. This allocation was consistent with our compensation committee’s overall pay-for-performance philosophy with respect to our executive officers, as defined under “Executive Compensation — Fiscal Year 2013 Summary Compensation Table.”

For 2014, compensation for our named executive officers has been structured so that approximately two-thirds of compensation consists of equity awards and a variable cash incentive bonus program that is performance-based and dependent on our financial results, with the remaining one-third comprising base salary. However, the percentage of performance-based compensation for our new chief executive officer is approximately 75%. Within the portion of compensation representing performance-based pay (which includes the annual incentive bonus and PRU awards), approximately one-half is tied to achievement of 2014 incentive goals and approximately one-half is tied to achievement of financial goals and total stockholder return over a longer period of time, although the specific mix for each executive officer varies as described below. Our compensation committee believes that this mix of short-term and long-term incentives provides sufficient rewards in the short term to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term goals that drive stockholder value. This also mitigates the risk of named executive officers focusing solely on short-term or long-term goals, and offers retention value as the compensation is received over an extended term. It is also consistent with the practice of our peer group companies.

Total compensation for specific individuals varies based on a number of factors in addition to company and individual performance, including scope of duties within our global organizational structure, institutional knowledge, position readiness, horizontal parity, and/or level of difficulty in recruiting a replacement executive.

Compensation Levels and Benchmarking. Overall compensation levels for executive officers are determined based on one or more of the following factors: the individual’s duties and responsibilities within our global company; the individual’s experience and expertise; the compensation levels for the individual’s peers within our company; compensation levels for similar positions in the PCB industry or in the technology industry more generally; performance of the individual and our company as a whole; and the levels of compensation necessary to recruit new executive officers. For 2013 and 2014, our compensation committee reviewed the compensation of our officers and compared it with that of both our peer group companies and broader, composite global market survey data provided by our compensation consultant.

For 2013, Radford suggested changes to the peer group criteria established by our prior outside compensation consultant based upon our company’s position in our industry and the differing growth rates among the companies in our peer group, as well as to make the peer group more reflective of our business and competitive market for talent. As a result, the compensation committee approved the following criteria for our peer group beginning in 2013: (i) companies within the general information technology sector, excluding software but including electronic manufacturing services (EMS), semiconductors, electronic equipment manufacturers, electronic equipment and instruments, computer storage and peripherals, and communications equipment; (ii) companies with revenues between $500 million and $2.5 billion (approximately .5x to 2x our trailing 12 months revenues); and (iii) companies with a market capitalization between $200 million and $2 billion. As a result of this new criteria, for 2013, our compensation committee added AVX, Power-One and Viasystems to our peer group, and removed Altera, Maxim Integrated Products, and Molex because those companies did not fall within the established criteria. Novellus Systems was removed from the peer group because it was acquired by Lam Research.

For 2014, Radford recommended further refinements to our peer group, and our compensation committee revised the revenue and market capitalization elements for our peer group to include (i) companies with revenues between $700 million and $3.0 billion, and (ii) companies with market capitalization between $250 million and $2.5 billion. Radford also recommended taking into account the peer groups used by proxy advisory firms. As a result of this new criteria, for 2014, our compensation committee removed Linear Technology, Microchip Technology and Trimble Navigation because their market capitalization was significantly above the revised criteria, while Power-One was removed because it was acquired in July 2013. Our compensation committee added six companies from the 2013 peer group used by International Shareholder Services (ISS) that also satisfied our revised peer group criteria. This resulted in a peer group that included the following 19 companies which, along with the broader survey discussed below, were used for benchmarking purposes in 2014:

• AVX Corporation	• Benchmark Electronics, Inc.	• CTS Corporation
• Curtiss-Wright Corporation	• Cypress Semiconductor Corp.	• Esterline Technologies Corporation
• Fairchild Semiconductor International, Inc.	• Heico Corporation	• International Rectifier Corporation

• Intersil Corporation	• Microsemi Corporation	• Moog Inc.

• Multi-Fineline Electronix, Inc.	• OmniVision Technologies, Inc.	• Plexus Corp.

• RF Micro Devices, Inc.	• Skyworks Solutions, Inc.	• Teledyne Technologies Incorporated

• Viasystems Group, Inc.

This peer group is not used for the stock price performance graph included in our Annual Report on Form 10-K for the year ended December 30, 2013. That 10-K performance graph compares the cumulative total stockholder return on our common stock against the cumulative total return on the NASDAQ Composite Index and the Dow Jones U.S. Electrical Components & Equipment Index.

Although peer group data provided relevant benchmarking information for our chief executive officer and chief financial officer, Radford recommended the use of certain broader survey data for both those officers and our other executive officers in order to provide a better match based on job and revenue responsibility and thereby be more reflective of the market for talent for those other executive officers and senior management. More specifically, for 2014, to benchmark compensation for all of our executive officers other than our chief executive officer and chief financial officer, Radford provided our compensation committee with data from Radford’s Global Technology Compensation Survey. Radford recommended survey data for semiconductor and high technology companies with annual revenues between $700 million and $3.0 billion, market capitalization between $250 million and $2.5 billion, and with significant manufacturing operations in order to align more closely to the criteria used to select our peer group. Compensation for our chief executive and finance officers is benchmarked against both our peer group and that broader survey data.

As discussed above, our compensation committee now targets the compensation levels of our executive officers at between the 25th and 50th percentile of comparable officers at comparable companies, as derived from both peer group data and broader composite survey data. Our compensation committee may vary from this target range for various elements of compensation depending on the executive officer’s job performance, skill set, level of responsibilities, prior compensation, and business conditions.

Our compensation committee intends to continue its practice of retaining executive compensation consultants from time to time, as our compensation committee deems appropriate, to advise our compensation committee with respect to its compensation policies and provide compensation data from comparable companies.

Risk Management Considerations. Our compensation committee believes that our performance-based bonus and equity programs provide incentives to create long-term stockholder value. Several elements of the programs are also designed to discourage behaviour that leads to excessive risk:

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Our compensation committee believes that operating income, the financial metric primarily used to determine the amount of an executive’s annual incentive bonus, is a measure that drives long-term stockholder value. Moreover, the committee attempts to set ranges for this metric that encourage success without encouraging excessive risk taking to achieve short-term results.

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The use and equal weighting of both revenue and EBITDA performance metrics in our PRU program limits the ability of an executive to be rewarded for taking excessive risk on behalf of our company by, for example, seeking revenue-enhancing opportunities at the expense of EBITDA, since performance is required on both metrics to maximize payout under the PRU program.

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The measures used to determine vesting of our PRUs are based on rolling three-year performance periods. The committee believes that these three-year performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period.

•	Our time-vest RSUs vest over a three-year period, encouraging executives to look to long-term appreciation in equity values.

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Our management incentive plan provides that executives will receive payments if our company achieves 60% of the target operating income. Similarly, our PRU program provides that executives will “bank” PRU shares if we achieve 60% of the revenue and EBITDA targets. The committee believes that these thresholds discourage management from taking excessive risk to achieve performance at a higher percentage of the established target.

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Our PRU program uses a modifier based on our company’s total stockholder return (TSR) based on stock price changes over a three-year period (using for each year’s awards the 6-month trailing average closing price of the beginning of the year compared to the 6-month trailing average closing sales price three years later) relative to the TSR of peer companies selected by our compensation committee. Our compensation committee believes that the use of a 6-month trailing average closing stock price mitigates the potential risks of basing potential PRU payments on changes in stock prices that may not be reflective of long-term performance.

Individual Executive Officer Compensation

Base Salary. Base salaries for our executive officers are set with regard to the level of the position within our company, the individual’s performance in recent periods, and the executive’s potential for continued development within our global organization. The base salary levels, and any increases or decreases to those levels for each executive officer, are reviewed and approved each year by our compensation committee. Such adjustments may be based on factors such as the overall performance of our company, new roles and responsibilities assumed by the executive, the performance of the executive officer’s area of responsibility, the executive officer’s impact on strategic goals, the length of service with our company, or revisions to our compensation philosophy. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of our compensation committee’s judgment. Although salaries are generally targeted at the 25th to 50th percentile of our peer group and relevant compensation survey data, our compensation committee may also take into account historical compensation, internal parity with other executives, potential as a key contributor, and special recruiting situations. We believe that providing base salaries at or near the median of our peer group and the broader market survey provided by our compensation consultants will enable us to remain competitive for qualified executive officers while avoiding paying amounts in excess of what we believe necessary to attract and retain such executive officers.

Base Salaries for 2013. Base salary deliberations for 2013 were conducted from November 2012 to February 2013.

Mr. Alder, our chief executive officer, met with our compensation committee to present recommendations for each of our executive officers (other than himself). In considering these recommendations, the compensation committee reviewed the composite market survey data provided by Radford and peer group data. Mr. Alder recommended that each of these other executive officers, other than our chief financial officer, receive an approximate 2.5% increase in his base salary, consistent with the expected 2013 percentage increase in salaries for our North American employees as a group. After its review, our compensation committee approved the base salaries recommended by Mr. Alder for our other executive officers.

For 2013, our compensation committee ultimately recommended, and all of our non-employee directors approved, increasing the base salary for Mr. Alder to $820,000, which is above of the median compensation of CEOs in the Radford composite survey. Our compensation committee determined to increase Mr. Alder’s base salary above the median amount in light of, among other things, Mr. Alder’s continued strong performance in integrating the operations of our North America and Asia Pacific regions and the fact that Mr. Alder’s total direct compensation (including equity awards) remained below the median reflected in both our peer group and the broader Radford survey. The 2013 increases in base pay for our executive officers, including Mr. Alder, became effective on March 18, 2013. A summary of base salary increases made for 2013 is outlined below for each of our executive officers:

	Base Salary
Name	2012		2013		Y/Y Change
Kenton K. Alder	$800,000		$820,000		2.5%
Thomas T. Edman	$—		$550,000	(1)	—
Chung Tai Keung, Canice	$630,000	(2)	$644,500	(3)	2.3%
Douglas L. Soder	$402,000		$412,000		2.5%
Todd B. Schull(4)	$—		$350,000		—
Steven W. Richards(5)	$350,000		$350,000		0%

(1)	Mr. Edman joined our company and became our President effective January 7, 2013. Mr. Edman was appointed our Chief Executive Officer effective January 1, 2014.

(2)	Includes housing allowance that generally represents approximately 35% of the aggregate amount shown. Does not include a guaranteed bonus of approximately $104,000 that was paid subsequent to 2012 year end in recognition of the Chinese New Year.
(3)	Includes housing allowance that generally represents approximately 40% of the aggregate amount shown. Does not include a guaranteed bonus of approximately $107,000 that will be paid subsequent to 2013 year end in recognition of the Chinese New Year.
(4)	Mr. Schull joined our company as Executive Vice President on February 20, 2013, and became our Chief Financial Officer effective March 2, 2013.
(5)	Mr. Richards resigned as our Chief Financial Officer effective March 2, 2013. Mr. Richards resigned from our company effective March 29, 2013 and continued to receive his base salary through such date. Mr. Richards was also entitled to the severance payments discussed below.

Base Salaries for 2014. Base salary deliberations for 2014 were conducted from December 2013 to February 2014.

In January 2014, Mr. Edman, our chief executive officer, met with our compensation committee to present recommendations for each of our executive officers (other than himself). In considering these recommendations, the compensation committee reviewed the composite market survey data provided by Radford and peer group data. Mr. Edman recommended that the base salaries of Messrs. Chung and Soder not be changed as their compensation remained above the median for officers holding similar positions in comparable companies, while the base salary for Mr. Schull be increased slightly as he would remain in the 25th to 50th percentile of our peer companies. After its review, in February 2014 our compensation committee approved the base salaries recommended by Mr. Edman for our other executive officers.

For 2014, our compensation committee ultimately recommended, and all of our non-employee directors approved, increasing the base salary for Mr. Edman to $620,000 to reflect the increase in his responsibilities as our new chief executive officer, while also positioning him at slightly below the 25th percentile of CEOs of our new peer group. The 2014 increases in base pay for our executive officers, including Mr. Edman, will become effective on March 17, 2014. A summary of base salary increases made for 2014 is outlined below for each of our executive officers:

	Base Salary
Name	2013		2014		Y/Y Change
Thomas T. Edman(1)	$550,000		$620,000		12.7%
Chung Tai Keung, Canice	$644,500	(2)	$644,500	(3)	0%
Douglas L. Soder	$412,000		$412,000		0%
Todd B. Schull(4)	$350,000		$370,000		5.7%

(1)	Mr. Edman joined our company and became our President effective January 7, 2013. Mr. Edman was appointed our Chief Executive Officer effective January 1, 2014.
(2)	Includes housing allowance that generally represents approximately 40% of the aggregate amount shown. Does not include a guaranteed bonus of approximately $107,000 that will be paid subsequent to 2013 year end in recognition of the Chinese New Year.
(3)	Includes housing allowance that generally represents approximately 40% of the aggregate amount shown. Does not include a guaranteed bonus of approximately $107,000 that will be paid subsequent to 2014 year end in recognition of the Chinese New Year.
(4)	Mr. Schull joined our company as Executive Vice President on February 20, 2013, and became our Chief Financial Officer effective March 2, 2013.

Annual Incentive Bonus Plan. In addition to base salaries, our compensation committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve near-term performance goals. Beginning in 2010, to support collaboration within our senior management team, our compensation committee determined to reward all of our executive officers for company-

wide performance by tying bonus awards to our consolidated operating income. The compensation committee believes operating income is a good indicator in capturing our success given the market in which we compete and is a measure that management can easily track and communicate to employees throughout the performance period. Each executive officer has a target annual incentive bonus opportunity, expressed as a percentage of base salary, with the ability to earn above or below that target based on our company’s actual performance. Payments pursuant to our management incentive plan are intended to qualify as “Performance Awards” under our 2006 Incentive Compensation Plan and thereby constitute performance-based compensation not subject to the deductibility limitations of Section 162(m).

For 2013, in response to the recommendation of management, our compensation committee determined that the incentive bonuses for Messrs. Chung and Soder should be based 30% on our global operating income and 60% on the operating income of the business unit for which such executive is primarily responsible. In addition, 10% of the target bonus for each of such officers, as well as Messrs. Edman and Schull, was based on individual goals proposed by our chief executive officer and approved by our compensation committee. For our former chief executive officer, the incentive bonus was based 100% on our global operating income. Annual incentive bonus compensation programs for other management personnel are based on a combination of consolidated company, business unit and/or facility results, as well as more subjective individual goals that are established with input from the specific employee and his or her supervisors. Further, our company must achieve a minimum of 60% of the global operating income target for any payout to be earned under the annual incentive bonus plan. This type of program design motivates business units to work together to achieve greater returns for our stockholders. In any one year, because we are comprised of a number of different business units, managers in high-performing business units may receive significantly more compensation than managers in business units that do not perform well.

Because such a large percentage of executive officer compensation is performance-based, our compensation committee invests significant time determining the financial target for our annual cash bonus program. In general, management makes the initial recommendation for the financial target based upon our company’s annual board-approved budget, as well as the bonus opportunity for each officer, and these recommendations are reviewed and discussed by the committee and its advisors. The major factors used in setting one or more targets for a particular year are the results for the most recently-completed year and the budget for the current year. Other factors taken into account may include general economic and market conditions. Our compensation committee sets the final corporate performance goal during our first quarter, typically at a level our compensation committee believes is challenging, but reasonable, for management to achieve.

At the end of each year, our compensation committee determines the level of achievement for the specified financial goal (after making any appropriate adjustments to such goal for the effects of corporate events that were not anticipated in establishing the performance measure) and awards credit for the achievement of the goal as a percentage of the target bonus. Final determinations as to bonus levels are then based on that percentage. Actual bonuses are generally paid to the executives in the first quarter of the subsequent year.

In setting annual incentive compensation financial targets and bonus opportunities for our executive officers, our compensation committee does not consider the effect of past changes in stock price. In addition, incentive compensation decisions are made without regard to length of service. For example, executive officers with longer service or who are eligible for retirement do not receive greater or lesser awards, or larger or smaller target amounts, in any given year than executives with shorter service.

2013 Annual Incentive Bonuses.    For 2013, our compensation committee determined to make the following changes from our 2012 management incentive plan:

•	base 60% of the target annual bonuses for Messrs. Chung and Soder on the operating income of the business unit for which they are primarily responsible, and 30% on global operating income; and

•	decrease the minimum annual incentive bonus threshold from 70% to 60% of the operating income target.

The 2013 company-wide and regional operating income targets were again based on the annual budget previously approved by our board of directors, after excluding compensation expense attributable to our PRU program, goodwill impairment, building and other significant asset sales, asset write-downs, plant closure and related layoff costs, and residual acquisition costs. Upon achievement of the primary, operating income performance target(s), the bonus for each officer will become payable pursuant to the formula described in the following chart, but the actual bonus paid will still depend on the officer’s achievement of the secondary, individual performance goals. The secondary, individual performance goals are intended to permit reducing the bonus amount from the maximum payable by reason of achieving the operating income target(s). Even if the operating income target(s) are fully achieved, our compensation committee will have the discretion to reduce (but not increase) bonuses under the annual incentive plan. Our compensation committee believes that this dual-level performance framework appropriately emphasizes operating income but also creates incentives for each of our officers to achieve the secondary, individual performance goals established by our CEO and approved by our committee because the officer’s bonus is based in part on the extent to which his individual goals are achieved.

The table below lists the 2013 base salaries and bonus levels for each of our executive officers during 2013.

	2013 Base Salary		Annual Incentive Bonus Levels as % of Base Salary
Name			60% of Target(1)	80% of Target	100% of Target	120% of Target(2)
Kenton K. Alder	$820,000		30.00%	55.0%	110%	250%
Thomas T. Edman	$550,000		26.25%	42.5%	85%	185%
Chung Tai Keung, Canice	$752,000	(3)	21.25%	32.5%	65%	140%
Douglas L. Soder	$412,000		21.25%	32.5%	65%	140%
Todd B. Schull	$350,000		21.25%	32.5%	65%	140%
Steven W. Richards(4)	$350,000		—	—	—	—

(1)	Represents the percentage of 2013 base salary that the executive will receive if we achieve 60% of the operating income target(s) established by our board of directors. Bonuses will not be earned if operating income is less than 60% of the target(s).
(2)	Represents maximum potential bonus payout.
(3)	Includes a housing allowance of approximately $260,000 and a guaranteed bonus of approximately $107,000 to be paid subsequent to 2013 year-end in recognition of the Chinese New Year.
(4)	Mr. Richards resigned as our Chief Financial Officer effective March 2, 2013 and therefore was not eligible for an annual incentive bonus for 2013.

In February 2014, our compensation committee reviewed our 2013 performance relative to the 2013 operating income goals and certified performance at 111% of the global operating income target, 122.8% of the North America Business Unit target, and 96.4% of the Asia Pacific Business Unit target. The compensation committee also reviewed and assessed the attainment of the individual goals that had been established for Messrs. Edman, Chung, Soder and Schull. As a result, our compensation committee authorized the payment of 2013 incentive bonuses as follows:

Name	2013 Incentive Bonus
Kenton K. Alder	$1,532,807
Thomas T. Edman	$751,729	(1)
Chung Tai Keung, Canice	$554,510
Douglas L. Soder	$527,214
Todd B. Schull	$320,676	(1)

(1)	Reflects pro-rated amount. Mr. Edman joined our company January 7, 2013, and Mr. Schull joined February 20, 2013.

2014 Annual Incentive Bonuses.    For 2014, our compensation committee determined to make the following changes from our 2013 management incentive plan:

•	modify the 2014 company-wide and regional operating income targets to exclude all stock-based compensation expense (rather than just PRU expense) and all amortization of intangibles;

•	increase the bonus level percentages for our executive vice presidents as reflected in the following table;

•	consistent with our treatment of our other executive officers, base 10% of the target bonus for our chief executive officer on the attainment of individual goals; and

•	allow the use of ranges rather than specific target percentages for senior officers who participate in the incentive plan but are not executive officers.

The 2014 company-wide and regional operating income targets were again based on the annual budget previously approved by our board of directors, after excluding stock-based compensation expense (including compensation expense attributable to our PRU program), goodwill impairment, building and other significant asset sales, asset write-downs, plant closure and related layoff costs, acquisition costs, and amortization of intangibles. Upon achievement of the primary, operating income performance target(s), the bonus for each officer will become payable pursuant to the formula described in the following chart, but the actual bonus paid will still depend on the officer’s achievement of the secondary, individual performance goals as discussed above.

The table below lists the 2014 base salaries and bonus levels for each of our current executive officers.

	2014 Base Salary		Annual Incentive Bonus Levels as % of Base Salary
Name			60% of Target(1)	80% of Target	100% of Target	120% of Target(2)
Thomas T. Edman	$620,000		30%	50%	100%	230%
Chung Tai Keung, Canice	$752,000	(3)	21.25%	35%	70%	150%
Douglas L. Soder	$412,000		21.25%	35%	70%	150%
Todd B. Schull	$370,000		21.25%	35%	70%	150%

(1)	Represents the percentage of 2014 base salary that the executive will receive if we achieve 60% of the operating income target(s) established by our board of directors. Bonuses will not be earned if operating income is less than 60% of the target(s).
(2)	Represents maximum potential bonus payout.
(3)	Includes a housing allowance of approximately $260,000 and a guaranteed bonus of approximately $107,000 to be paid subsequent to 2014 year-end in recognition of the Chinese New Year.

Equity Awards. We believe that providing a significant portion of our executive officers’ total compensation package in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our company’s financial future, and the gains realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our compensation committee develops its equity award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior equity awards and the level of vested and unvested equity awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. This judgment is based in part on information provided by benchmarking studies. In addition, our compensation committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the grants as well as the potential dilution associated with the equity awards.

We currently grant equity awards through our 2006 Equity Incentive Plan, which was adopted by our board of directors and approved by our stockholders and permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our officers, directors, employees, and consultants.

We continued to use our equity compensation program judiciously in 2013. Our gross burn rate (calculated using Institutional Shareholder Services’ (“ISS”) methodology for calculating burn rate, as a percentage of our total outstanding shares) was 2.2% for 2013. Our average annual gross burn rate was 1.8% for the three-year period ending December 31, 2013, which approximates the 25th percentile of our peer companies. We believe that these percentages demonstrate our commitment to careful and efficient use of the shares that stockholders have approved for issuance under our 2006 Incentive Compensation Plan.

Since 2010, we have used two forms of equity for long-term equity incentive compensation for our executive officers: time-vest restricted stock units (“RSUs”) and performance RSUs (“PRUs”).

Restricted Stock Units. RSUs represent the right to receive one share of our common stock for each RSU upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. RSU awards reflect both increases and decreases in stock prices from the grant-date market prices and thus tie compensation more closely to changes in stockholder value at all levels compared to options, whose intrinsic value changes only when the market price of shares is above the exercise price. RSUs also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team. In addition, RSUs allow our compensation committee to deliver equivalent value with use of fewer authorized shares.

Shares of our stock are issued to RSU holders as the awards vest. The vesting schedule for RSUs granted to our executive officers and other employees provides that each award vests in three equal annual instalments. In 2013, we granted time-vest RSUs for an aggregate of 827,549 shares of our common stock to a total of 340 employees, of which time-vest RSUs for an aggregate of 215,858 shares were issued to Messrs. Alder, Edman, Chung, Soder and Schull.

Performance RSUs. In order to strengthen pay-for-performance, in March 2010, our compensation committee approved a new long-term incentive program (referred to as the PRU Program) for our executive officers and certain other members of our senior management team. Under this program, PRUs are awarded to eligible officers. PRU awards are intended to reward officers to the extent we achieve specific pre-established financial performance goals and provide a long-term return to our stockholders relative to a broader market index. Implementation of this program represented an important step by our compensation committee to drive a pay-for-performance culture with a component explicitly linked to total stockholder return.

Under the PRU Program, a target number of PRUs is awarded at the beginning of each three-year performance period. The number of shares of our common stock released at the end of the performance period will range from zero to 2.4 times the target number depending on performance during the period. The performance metrics of the PRU Program are (a) annual financial targets, which for 2012, 2013 and 2014 are based on revenue and EBITDA, each of which is equally weighted, and (b) an overall “modifier” based on our company’s total stockholder return (referred to as TSR) over a three-year performance period relative to, for 2012 and earlier years, the S&P SmallCap 600 (referred to as the S&P 600) and, for 2013 and 2014, a group of 17 peer companies selected by our compensation committee. Payouts under the PRU Program are based on rolling three-year performance periods, and the annual financial metrics for future years may be different from those selected for 2012, 2013 and 2014.

Each PRU will be equal in value to one share of our common stock. Recipients of PRU awards generally must remain employed by us on a continuous basis through the end of the relevant performance period in order to receive any amount of the PRUs covered by that award, except that recipients may be entitled to a pro-rata amount of PRUs in the case of the recipient’s death, disability or “retirement” (voluntary termination by an employee who is at least 62 and has at least five years of continuous service).

The key financial metrics of revenue and EBITDA are equally weighted under our PRU Program. The metric of EBITDA is generally intended to focus our executives on tangible growth and cost reduction opportunities. Our compensation committee believes that this is a key metric that both drives and demonstrates improved financial performance within our company. Similar to our calculation of the operating income metric used in our annual incentive bonus program, EBITDA excludes stock-based compensation expense, goodwill impairment, building and other significant asset sales, asset write-downs, plant closure and related layoff costs, acquisition costs, amortization of intangibles, and loss on extinguishment of debt. It is also a complementary metric to the revenue metric used under the PRU Program. The combination of the two performance metrics limits the ability of an executive to be rewarded for taking excessive risk on behalf of our company by, for example, seeking revenue-enhancing opportunities at the expense of EBITDA, since performance is required on both metrics to maximize payout under the PRU Program. The performance targets established by our compensation committee are used for compensation and budgeting purposes and should not be understood to be management’s expectations or guidance relating to future financial performance.

The TSR modifier is intended to ensure that there are no payouts or limited payouts under the PRU Program if our stock performance is significantly below the median TSR of comparable companies for the three-year performance period. If the annual financial goals (currently revenue and EBITDA) are met and if there is strong relative TSR performance over the three-year performance period, the PRU Program will provide substantial rewards to participants with respect to that performance period. However, even if revenue and EBITDA goals are achieved in each of the three years, there will be no payout if our stock performance is below that of the 20th percentile TSR of comparable companies.

Under the PRU Program, annual financial goals are set in the first quarter of each year, and performance is reviewed after the end of that year. For 2013 and 2014, the annual financial goals remain revenue and EBITDA. The percentage to be applied to each participant’s target award ranges from zero to 160%, based upon the extent to which the two annual performance goals are achieved. If we do not achieve a 60% threshold level of revenue or EBITDA performance for the year, the amount earned for that performance element of one-third of the award is zero. If we achieve the 60% threshold for both the targeted levels of revenue and EBITDA performance for the year, a percentage (ranging on a sliding scale from 40% to 160%) will be applied to one-third of the participant’s PRU award to determine the number of units earned during that year. If we achieve 120% or more of the target level of revenue or EBITDA, the amount earned for that performance element of the award will be 160% of one-third of the initial PRU award. For example, if a named executive officer received a target award of 234,000 PRUs, we use revenue and EBITDA as our annual financial goals for each of the three years in the performance period and we achieve (i) 130% of the revenue target and 60% of the EBITDA target in the first year, (ii) 100% of each of the revenue and EBITDA targets in the second year, and (iii) 120% of the revenue target and 55% of the EBITDA target in the third year, the participant would earn (and “bank,” pending application of the TSR modifier) 218,400 PRUs ((160% x 39,000) + (40% x 39,000) + (100% x 39,000) + (100% x 39,000) + (160% x 39,000) + (0 x 39,000)).

At the end of the three-year performance period, the total units earned, if any, are adjusted by applying a modifier based on our company’s TSR based on stock price changes (using for each year’s awards the 6-month trailing average closing price at the beginning of the year compared to the 6-month trailing average closing price three years later), assuming reinvestment of dividends, relative to the TSR of comparable companies (S&P 600 companies for PRUs granted in 2012 and earlier years, and a group of 17 peer companies for PRUs granted in 2013 and 2014) for the three-year period. If our TSR is in the bottom 20th percentile of the applicable group of comparable companies, the modifier will be zero, and no shares will be released with respect to that three-year performance period. If our TSR is at or above the 80th percentile of the applicable group of comparable companies for the period, the maximum modifier of 150% will apply, and the number of shares released will equal 150% of the number of units earned during the period with respect to annual financial metric performance. If our TSR is between the 20th and 50th percentile, the modifier will range on a sliding scale between .70 and 1.0. If our TSR is between the 50th and 80th percentile, the modifier will range on a sliding scale between 1.0 and 1.5.

For example, if a participant was credited with 218,400 PRUs at the end of the performance period and our TSR for that three-year period was at the 80th percentile of the applicable group of comparable companies, a total of 327,600 shares of our common stock would be released to the participant for that period (218,400 x 150% = 327,600).

To achieve the maximum payout (240% of the initial PRU award), we must achieve the maximum annual financial goals for each of the three years in the relevant performance period and our TSR must meet or exceed the 80th percentile of the TSRs of the applicable group of comparable companies for that period. Award values will reflect changes in stock price (both increases and decreases) over the three-year period because awards are denominated in stock units payable in shares.

Our compensation committee approved a revision to the TSR modifier applicable to the PRU awards granted beginning in 2013 to provide for a modifier that compares our TSR to the TSR of a group of peer companies (which we refer to as the TSR Peer Group) over the three-year performance period, instead of the broader S&P 600. Our compensation committee believes that the selected peer group is more appropriate for determining TSR under our PRU Program as it provides a comparison of our company’s stock price performance against our global competitors and better alignment with shareholder investment choices. In 2013, our compensation committee selected the following companies to comprise the TSR Peer Group: AT&S, Compeq Mfg, Flextronics, Kingboard Chemical, Gold Circuit, Hannstar Board, Ibiden, Multi-Fineline, Nanya PCB, Sanmina, SEMCO, Tripod, Unimicron, Unitech, Viasystems, WUS Printed Circuit (Kunshan) and Zhen Ding. The TSR Peer Group will be subject to adjustment to account for events such as acquisitions, mergers, and the like.

Equity Award Mix. Our compensation committee may in the future adjust the mix of equity award types or approve different awards as part of the overall long-term incentive award. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of performance and time-vest RSUs, options or other equity-related awards depending on our compensation committee’s assessment of the total compensation package being offered.

2013 Equity Awards. For 2013, our compensation committee determined to use the same long-term target amounts as 2012 for all of our executive officers except our chief executive and financial officers. Our committee determined to increase Mr. Alder’s equity grant because the value of his prior equity awards has historically been significantly below the median of our peer group, and increased the percentage of his total long-term incentive target amount that consists of PRUs to 64% (compared to 60% in 2012). As discussed above, Mr. Richards resigned from our company effective March 29, 2013 and, as a result, did not receive an equity award for 2013. In addition, as discussed above, for our 2013 PRU program, the compensation committee determined to include a TSR modifier that will compare our TSR against the TSR of the TSR Peer Group.

The following table sets forth the estimated value of our 2013 equity awards and the number of time-vest RSUs and PRUs awarded to our executive officers for 2013.

	Dollar Value of RSUs(1)		Number of RSUs(1)
Name	Performance	Time-Vest(2)	Performance	Time-Vest(2)
Kenton K. Alder	$1,220,000	$680,000	134,066	74,725
Thomas T. Edman	$495,000	$405,000	54,396	42,587
Chung Tai Keung, Canice	$385,000	$315,000	42,308	34,615
Douglas L. Soder	$385,000	$315,000	42,308	34,615
Todd B. Schull	$330,000	$270,000	36,364	29,316
Steven W. Richards(3)	—	—	—	—

(1)

The number of RSUs awarded to each of our executive officers, other than the RSUs granted to Mr. Edman and Mr. Schull, was calculated using a dollar value per share of $9.10, which was the six-month trailing average closing price of our common stock as of February 28, 2013, the grant date for those awards. The number of RSUs awarded to Mr. Edman and Mr. Schull was calculated using a dollar value per share of

$9.51 and $9.21, respectively, which was the six-month average closing price of our common stock as of January 7, 2013 and February 20, 2013, the respective grant dates for Mr. Edman’s and Mr. Schull’s time-vest RSUs. On January 7, 2013, February 20, 2013 and February 28, 2013, the closing sales price for our common stock was $9.29, $8.46 and $8.20, respectively.
(2)	One-third of the RSUs vest on each of the first three anniversaries of the grant date.
(3)	Mr. Richards resigned from our company effective March 29, 2013.

In February 2014, our compensation committee reviewed our 2013 performance relative to the 2013 revenue and EBITDA goals and certified performance at approximately 103.3% and 102.1% of those targets, respectively. PRU participants were therefore credited with approximately 108.1% of one-third of the target units subject to each of the 2011, 2012 and 2013 grants. We ranked in the 23rd percentile of S&P 600 TSR performance over the three-year performance period applicable to the PRU awards granted in 2011, which resulted in a TSR modifier of 72.7% that applies to the shares banked during each of the 2011, 2012 and 2013 performance periods with respect to the 2011 PRU awards. As a result, final payout under the 2011 PRU awards was approximately 66.7% of the target number of shares granted. This resulted in the delivery of the following shares:

Name	Initial Number of PRUs Granted in 2011	Shares Delivered Under 2011 PRUs
Kenton K. Alder	63,776	42,508
Chung Tai Keung, Canice	28,061	18,704
Douglas L. Soder	28,061	18,704
Steven W. Richards	24,052	0	(1)

(1)	All PRUs were forfeited in connection with Mr. Richards’ March 2013 resignation.

2014 Equity Awards. For 2014, our compensation committee determined to use the same long-term target amounts as 2013 for the presidents of our regional business units, while increasing the target amount for Mr. Schull so that all of our executive vice presidents received the same equity awards. Our compensation committee determined to increase Mr. Edman’s equity grant to reflect his increased responsibilities and base salary as our chief executive officer, and increased the percentage of his long-term incentive target amount that consists of PRUs to 70% (compared to 55% in 2013) to further link our chief executive officer’s compensation to performance.

The following table sets forth the estimated value of our 2014 equity awards and the number of time-vest RSUs and PRUs awarded to our executive officers for 2014.

	Dollar Value of RSUs		Number of RSUs(1)
Name	Performance	Time-Vest(2)	Performance	Time-Vest(2)
Thomas T. Edman	$910,000	$390,000	100,220	42,952
Chung Tai Keung, Canice	$385,000	$315,000	42,401	34,692
Douglas L. Soder	$385,000	$315,000	42,401	34,692
Todd B. Schull	$385,000	$315,000	42,401	34,692

(1)	The number of RSUs awarded to each of our executive officers was calculated using a dollar value per share of $9.08, which was the six-month trailing average closing price of our common stock as of February 19, 2014, the grant date for those awards. On February 19, 2014, the closing sales price for our common stock was $8.00.
(2)	One-third of the RSUs vest on each of the first three anniversaries of the grant date.

The annual financial performance goal or goals for 2015 and future years will be established in the first quarter of each of those subsequent years, and may or may not be based on our revenue and/or EBITDA in those years. Whether any units credited under our 2012, 2013 and 2014 grants will be paid out in shares at the end of the applicable three-year period will depend on future results and our TSR during that period, neither of which is determinable until the end of the three-year period.

Other Compensation Elements

Pension and Nonqualified Deferred Compensation. In October 2011, we adopted a deferred compensation plan that allows our directors, executive officers and other eligible employees voluntarily to defer receipt, on a pre-tax basis, of some of the compensation they have earned. This plan allows eligible employees to defer more compensation than they otherwise would be permitted to defer under our 401(k) savings plan. Our compensation committee approved the deferred compensation plan as a competitive practice to help us attract and retain top talent, and we expect to re-evaluate the plan from time to time. Amounts credited under the plan are credited with deemed earnings, but we do not provide matching or other employer contributions under this plan. Due to its conservative design, the benefits provided under our deferred compensation plan are not considered a material element of an executive officer’s overall compensation package. In 2013, each of our current executive officers except Mr. Chung elected to participate in our deferred compensation plan, and will defer a portion of the 2013 incentive bonuses payable in March 2014.

Other Compensation. All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, and 401(k) plans. These plans are available to all of our employees and do not discriminate in favor of executive officers. In 2013, in connection with the hiring of our new chief executive and financial officers, we agreed to provide certain relocation reimbursements and related tax gross-up payments as reflected in “Executive Compensation” below. Except for such arrangements, it is generally our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice. These benefits are not considered by our compensation committee in determining the compensation of our executive officers.

Employment Agreements. Through March 22, 2013, we maintained an employment agreement with Mr. Alder that is described under “Employment Agreements with Named Executive Officers.” The compensation committee determined that the compensation package provided under this agreement was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to our chief executive officer.

Severance Payments and Accelerated Vesting of Equity Awards Upon Termination and/or a Change in Control.

All Employees.

We currently provide for the accelerated vesting of stock options and time-vest RSUs that otherwise would have vested during the one-year period beginning on the date of consummation of any “change in control.” We also provide, in the event of a voluntary termination of employment in connection with “retirement” (age 62 with at least five years of employment with our company), our termination of a retirement-eligible employee without cause, or termination by reason of death or disability, for the acceleration of vesting of a pro-rated amount of RSUs based upon the number of months the retired, retirement-eligible, deceased or disabled employee was employed with us during the vesting period. In all other terminations of employment, including termination without cause, all unvested RSUs will be forfeited. In prior years we provided for the accelerated vesting of a pro-rated amount of RSUs on termination without cause.

Executive Officers and Certain Senior Officers.

Our board has approved executive change in control severance agreements for each of our executive officers and two other senior officers. Each severance agreement provides that, subject to our company receiving a general release of claims from the executive, in the event the executive’s employment is terminated (i) by our company without “cause” during a “pending change in control” (as such terms are defined in the severance agreement) or within 12 months following a “change in control” (as defined in the severance agreement) or (ii) by the executive for “good reason” (as defined in the severance agreement) within 12 months following a change in control, the executive will be entitled to receive an amount in cash equal to two times the sum of

(a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year in which the executive was terminated assuming the achievement of 100% of the performance target levels associated with such annual target bonus. In addition, we provide for accelerated vesting of all stock options and RSUs in the event of a “change in control” and subsequent termination of employment without cause within twelve months thereof. The change in control severance payments and accelerated vesting of equity awards are intended to provide a level of transition assistance in the event of an involuntary termination of employment and to keep our executives focused on our business rather than their personal circumstances. Our compensation committee believes these provisions are fair and reasonable based on its understanding of market practices among industry competitors and within the broader environment of technology companies and similarly sized businesses. We also believe that it is appropriate to require a termination of employment within one year following a change in control before full vesting is accelerated and the cash severance amounts become payable. We presume that such a termination would likely be due to the change in control and not the employee’s performance. For executives not terminated within one year of a change in control, the executives would continue to vest in their awards as they contribute to the success of the surviving company.

Calculations of the payments due to our named executive officers upon certain terminations of employment and/or in connection with a change in control are set forth under “Potential Payments upon Termination or Change in Control.” We believe these severance benefits are an essential element of our compensation package for executive officers and assist us in recruiting and retaining talented individuals. In addition, we believe that it is more equitable to offer severance benefits based on a standard formula determined as a multiple of base pay and incentive bonus opportunity because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term compensation arrangements. As a result, and consistent with the practice of most of our peer companies, other compensation decisions are not generally based on the existence of these change in control severance protections.

Prohibitions on Hedging and Pledging of Shares. Among other things, our insider trading policy prohibits our executive officers from engaging in put, call, derivative or short sale transactions, as well as pledging our securities as collateral for a loan.

Stock Ownership Guidelines. We do not currently maintain stock ownership guidelines for our officers.

Clawback Policy. Our compensation committee does not currently have an established clawback policy or practice regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. However, in compliance with the implementation of rules under the Dodd-Frank Act, the committee expects that in the future it will establish mechanisms to recover incentive compensation in the event of a financial restatement or similar event.

Approval Process for Equity Grants

Executives and other employees currently receive long-term equity awards pursuant to the terms of our 2006 Incentive Compensation Plan, or the 2006 Plan. Awards may also be granted outside of the 2006 Plan to the extent those grants are permitted by the Nasdaq rules. Our compensation committee administers the 2006 Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. The compensation committee reviews these rules from time to time and considers, among other things, the interests of our stockholders, market conditions, information provided by our compensation consultant and legal advisor, performance objectives, and recommendations made by our chief executive officer.

Our compensation committee reviews awards for all employees. The compensation committee has established a process in which our compensation committee reviews the recommendations of our chief executive officer for executives (other than himself) and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval.

We have no practice of timing grants of stock options or RSUs to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of named executive officer compensation. In addition, our practice of calculating the number of equity awards based on the six-month trailing average closing price of our common stock mitigates the effects of both our stock price volatility and the impact of grant timing.

Impact of Tax and Accounting

As a general matter, our compensation committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. However, while structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, our compensation committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.

Deductibility. Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to our chief executive officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2006 Plan is structured so that the compensation deemed paid to an executive officer in connection with annual bonuses under the management incentive plan and PRUs granted under the 2006 Plan should qualify as performance-based compensation not subject to the $1 million limitation. Our time-vest RSUs are not considered performance-based under the Section 162(m) rules. Accordingly, amounts of compensation related to those time-vest RSUs held by our executive officers may not be fully deductible (depending on the value of our stock and the amount of other nonperformance-based compensation an officer has during the year in which any portion of the RSU vests).

Our compensation committee will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for our executive officers, our compensation committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The compensation committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Tax Implications for Officers. Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. We attempt in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Code Section 409A. Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our executive officers could receive the amounts shown in the section entitled “Potential Payments Upon Termination or Change in Control” below as severance or change of control payments that could trigger this excise tax. We do not offer our officers as part of their change of control benefits any gross ups related to this excise tax under Code Section 4999.

Accounting Considerations. When determining amounts of long-term incentive grants to executives and employees, our compensation committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation, grants of stock options and restricted stock units result in an accounting charge for us equal to the grant date fair value of those securities. For time-vest RSUs, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the grant date of the award. The cost is then amortized over the requisite service period. For PRUs, the accounting cost is calculated using a Monte Carlo simulation model. Our compensation committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to our board of directors, and our board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.

James K. Bass, Chairman

Ronald W. Iverson

Robert E. Klatell

Compensation Committee Interlocks and Insider Participation

During 2013, Messrs. Bass, Iverson and Klatell served on our compensation committee, with Mr. Bass appointed Chairman on April 24, 2013. None of these individuals had any contractual or other relationships with us during such year except as directors. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

EXECUTIVE COMPENSATION

Fiscal Year 2013 Summary Compensation Table

The following table sets forth compensation information for our named executive officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Non- Equity Incentive Plan Compen- sation(2)	All Other Compen- sation(3)	Total
Kenton K. Alder	2013	$815,385	—		$1,014,946	$1,532,807	$10,200	$3,373,338
Chief Executive Officer	2012	$783,846	—		$1,109,006	—	$10,000	$1,902,852
and Director	2011	$701,154	—		$1,234,460	$520,292	$9,800	$2,465,706
Thomas T. Edman	2013	$528,846	—		$558,821	$751,729	$226,999	$2,066,395
President and Director
Chung Tai Keung, Canice	2013	$381,706	$267,220	(5)	$410,770	$554,510	$291,129	$1,905,335
Executive Vice President	2012	$388,160	$264,410		$490,764	—	$271,150	$1,414,484
and President, Asia	2011	$390,776	$252,809		$615,794	$285,658	$240,477	$1,785,514
Pacific Business Unit(4)
Douglas L. Soder	2013	$409,692	—		$410,770	$527,214	$10,200	$1,357,876
Executive Vice President	2012	$399,231	—		$490,764	—	$10,000	$899,995
and President, North	2011	$381,923	—		$615,794	$180,677	$9,800	$1,188,194
America Business Unit
Todd B. Schull	2013	$293,462	—		$356,805	$320,676	$206,966	$1,177,909
Executive Vice President,
Chief Financial Officer,
Treasurer, and Secretary
Steven W. Richards	2013	$124,295	—		—	—	$333,192	$457,487
Former Executive Vice President,	2012	$347,692	—		$454,042	—	$10,225	$811,959
Chief Financial Officer,	2011	$333,077	—		$527,827	$157,513	$9,800	$1,028,217
Treasurer, and Secretary(6)

(1)

The grant date fair value of all stock awards has been calculated in accordance with ASC Topic 718, Compensation — Stock Compensation. In the case of time-based RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our common stock on the grant date. In the case of PRUs, the grant date fair value can only be determined for those tranches for which the revenue and EBITDA targets have been set as of the reporting date. As a result, the grant date fair value of PRUs is calculated using only the first tranche of each award; the second and third tranches are not included because the relevant performance-based vesting conditions have not been determined as of the initial reporting date of the awards. We use a Monte Carlo simulation model to calculate the grant date fair value of PRUs. For a discussion of valuation assumptions used in determining the grant date fair value of the awards, see Note 16 to our 2013 consolidated financial statements, included in our annual report on Form 10-K filed with the SEC.

PRUs have a potential payout of 0% to 240% of the target amount. For the 2013, 2012 and 2011 PRU awards, the values at the respective grant date, assuming the highest level of performance (240%) and the closing share price on such dates ($8.20, $12.00 and $17.30, respectively), are as follows:

	Value at 240% Performance
Name	2013	2012	2011
Kenton K. Alder	$2,638,419	$2,551,738	$2,647,980
Thomas T. Edman	$1,070,513	—	—
Chung Tai Keung, Canice	$832,621	$987,350	$1,165,093
Douglas L. Soder	$832,621	$987,350	$1,165,093
Todd B. Schull	$713,676	—	—
Steven W. Richards	—	$923,242	$998,639

For the actual number of PRUs earned for the 2013, 2012 and 2011 performance periods, see the “Outstanding Equity Awards at Fiscal Year-End” table.

(2)	Amounts represent bonuses paid based on company performance criteria for each year shown. These bonuses were earned in such fiscal year, but not paid until the next fiscal year.
(3)	For Mr. Alder and Mr. Soder, the amounts represent matching contributions by us to our 401(k) plan. The amount in 2013 for Mr. Edman represents (i) relocation benefits of $216,629, (ii) matching contributions by us to our 401(k) plan in the amount of $10,200, and (iii) Health Wellness Incentive of $170. The amount in 2013 for Mr. Chung represents (i) a housing allowance of $259,089, and (ii) contributions by us in the amount of $32,040 to the Mandatory Provident Fund, a saving program for the retirement of residents in Hong Kong. The amount in 2013 for Mr. Schull represents (i) relocation benefits of $198,889, and (ii) matching contributions by us to our 401(k) plan in the amount of $8,077. The amount in 2013 for Mr. Richards represents (i) severance benefits of $320,833, (ii) matching contributions by us to our 401(k) plan in the amount of $4,723, (iii) outplacement services benefits of $5,000 and (iv) $2,636 in COBRA premiums paid by us.
(4)	The cash amounts paid to Mr. Chung in 2013 were paid in HKD and converted to U.S. Dollars using an exchange rate of 0.1289 HKD per U.S. Dollar. The cash amounts paid to Mr. Chung in 2012 and 2011 were paid in HKD and converted to U.S. Dollars using an exchange rate of 0.1289 HKD per U.S. Dollar and 0.1285 HKD per U.S. Dollar, respectively.
(5)	Represents (i) a guaranteed bonus of $107,345 paid in January 2014 in recognition of the Chinese New Year and (ii) a retention bonus equal to $159,875 paid in April 2013.
(6)	The salary and total of “All Other Compensation” paid to Mr. Richards in 2012 were previously reported as $347,917 and $10,000, respectively. For consistency with the presentation of other Health Wellness Incentives discussed in footnote (3) above, we have adjusted Mr. Richards’ 2012 compensation to classify his Health Wellness Incentive of $225 received in 2012 under the “All Other Compensation” column rather than the “Salary” column.

Fiscal Year 2013 Grants of Plan-Based Awards

The following table provides information on awards granted under our annual management incentive plan for 2013 and awards of PRUs and awards of time-based RSUs granted as part of 2013 long-term incentive compensation.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Fair Value of Stock Awards ($/Sh)	Grant- Date Fair Value of Stock Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Kenton K. Alder	Incentive Bonus	—	$246,000	$902,000	$2,050,000	—	—	—	—	—	—
	PRU	2/28/2013	—	—	—	37,538	134,066	321,758	—	$9.00	$402,201
	RSU	2/28/2013	—	—	—	—	—	—	74,725	$8.20	$612,745
Thomas T. Edman	Incentive Bonus	—	$141,995	$459,794	$1,000,728	—	—	—	—	—	—
	PRU	2/28/2013	—	—	—	15,231	54,396	130,550	—	$9.00	$163,188
	RSU	1/7/2013	—	—	—	—	—	—	42,587	$9.29	$395,633
Chung Tai Keung, Canice	Incentive Bonus	—	$159,800	$488,800	$1,052,800	—	—	—	—	—	—
	PRU	2/28/2013	—	—	—	11,846	42,308	101,539	—	$9.00	$126,927
	RSU	2/28/2013	—	—	—	—	—	—	34,615	$8.20	$283,843
Douglas L. Soder	Incentive Bonus	—	$87,550	$267,800	$576,800	—	—	—	—	—	—
	PRU	2/28/2013	—	—	—	11,846	42,308	101,539	—	$9.00	$126,927
	RSU	2/28/2013	—	—	—	—	—	—	34,615	$8.20	$283,843
Todd B. Schull	Incentive Bonus	—	$64,159	$196,250	$422,692	—	—	—	—	—	—
	PRU	2/28/2013	—	—	—	10,154	36,264	87,034	—	$9.00	$108,792
	RSU	2/20/2013	—	—	—	—	—	—	29,316	$8.46	$248,013
Steven W. Richards	Incentive Bonus	—	—	—	—	—	—	—	—	—	—
	PRU	—	—	—	—	—	—	—	—	—	—
	RSU	—	—	—	—	—	—	—	—	—	—

(1)	Amounts represent the range of possible cash payouts for 2013 awards under our management incentive bonus plan.
(2)	Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the PRU award assuming achievement of threshold performance. If our revenue and EBITDA performance is below threshold for each year during the performance period or if our TSR for the period is in the bottom 20th percentile of the TSR Peer Group, no shares will be released at the end of the period. See the discussion of PRU awards under “Compensation Discussion and Analysis—Equity Awards.”
(3)	The RSU awards vest one-third on each of the first, second and third anniversaries of the date of grant.
(4)	See footnote (1) to the Summary Compensation Table for a description of the method used to determine the grant date fair value of stock awards.

Employment Agreements with Our Named Executive Officers

Through March 22, 2013, we maintained an employment agreement with Mr. Alder consisting of a Restated Employment Agreement effective March 19, 2010 and an Amendment No. 1 to the Restated Employment Agreement effective January 16, 2012 (referred to as the “Restated Employment Agreement”). In connection with the expiration of Mr. Alder’s Restated Employment Agreement on March 22, 2013, we entered into an Executive Change in Control Severance Agreement (referred to as the “Alder Severance Agreement”) and an Equity Awards Amendment Agreement (referred to as the “Amendment”) with Mr. Alder, each effective as of April 24, 2013.

The Alder Severance Agreement provided that in the event that we terminate Mr. Alder’s employment without cause or Mr. Alder terminates his employment for good reason, we must provide to Mr. Alder certain severance benefits. These severance benefits are discussed in more detail below under “Potential Payments upon Termination or Change in Control.” The Amendment amended the terms and conditions of certain of Mr. Alder’s outstanding options to provide that such options may continue to be exercised by Mr. Alder so long as he serves as an officer or director of the Company. Such options will continue to be exercisable by Mr. Alder after such time that Mr. Alder no longer serves as an officer or director as set forth in the applicable option award agreement. In addition, the Amendment amends the terms and conditions of Mr. Alder’s PRUs granted in 2011 and 2012 to provide that such PRUs will continue to vest in accordance with their terms so long as Mr. Alder serves as an officer or director of the Company.

We have also entered into an Executive Change in Control Severance Agreement (referred to as the Severance Agreement) with Messrs. Chung, Edman, Schull and Soder. The terms of the Severance Agreement are described below under “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth the outstanding equity awards held by our named executive officers as of December 30, 2013.

					Stock Awards
	Option Awards				Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Kenton K. Alder	17,375	—	$8.98	1/27/2015	—		—	—		—
	17,375	—	$7.77	5/5/2015	—		—	—		—
	17,375	—	$6.86	8/3/2015	—		—	—		—
	8,201	—	$8.67	11/3/2015	—		—	—		—
	17,375	—	$12.97	2/14/2016	—		—	—		—
	29,208	—	$16.82	5/4/2016	—		—	—		—
	29,208	—	$10.58	8/1/2016	—		—	—		—
	29,209	—	$11.71	11/1/2016	—		—	—		—
	50,000	—	$11.10	2/13/2018	—		—	—		—
	4,323	—	$5.78	2/12/2019	—		—	—		—
	12,500	—	$7.85	5/7/2019	—		—	—		—
	12,500	—	$10.97	8/5/2019	—		—	—		—
	12,500	—	$11.35	11/5/2019	—		—	—		—
	—	—	—	—	14,212	(2)	$122,081	—		—
	—	—	—	—	39,477	(3)	$339,107	—		—
	—	—	—	—	74,725	(4)	$641,888	—		—
	—	—	—	—	—		—	58,472	(7)	$502,274
	—	—	—	—	—		—	82,742	(8)	$710,754
	—	—	—	—	—		—	137,686	(9)	$1,182,723
Thomas T. Edman	20,000	—	$9.45	9/27/2014	—		—	—		—
	4,000	—	$6.70	8/25/2015	—		—	—		—
	4,000	—	$13.55	6/22/2016	—		—	—		—
	—	—	—	—	42,587	(5)	$365,822	—		—
	—	—	—	—	—		—	55,864	(9)	$479,872
Chung Tai Keung, Canice	—	—	—	—	7,653	(2)	$65,739	—		—
	—	—	—	—	18,700	(3)	$160,633	—		—
	—	—	—	—	34,615	(4)	$297,343	—		—
	—	—	—	—	—		—	25,728	(7)	$221,004
	—	—	—	—	—		—	32,016	(8)	$275,017
	—	—	—	—	—		—	43,451	(9)	$373,244
Douglas L. Soder	30,000	—	$11.71	11/1/2016	—		—	—		—
	1,666	—	$5.78	2/12/2019	—		—	—		—
	1,666	—	$7.85	5/7/2019	—		—	—		—
	3,333	—	$10.97	8/5/2019	—		—	—		—
	3,333	—	$11.35	11/5/2019	—		—	—		—
	—	—	—	—	7,653	(2)	$65,739	—		—
	—	—	—	—	18,700	(3)	$160,633	—		—
	—	—	—	—	34,615	(4)	$297,343	—		—
	—	—	—	—	—		—	25,728	(7)	$221,004
	—	—	—	—	—		—	32,016	(8)	$275,017
	—	—	—	—	—		—	43,451	(9)	$373,244
Todd B. Schull	—	—	—	—	29,316	(6)	$251,824	—		—
	—	—	—	—	—		—	37,244	(9)	$319,926

(1)	Based on the closing price of our common stock on December 30, 2013.

(2)	Such RSUs vest on March 9, 2014.
(3)	Such RSUs vest 50% on March 1, 2014 and 50% on March 1, 2015.
(4)	Such RSUs vest one-third on each of February 28, 2014, 2015, and 2016.
(5)	Such RSUs vest one-third on each of January 7, 2014, 2015, and 2016.
(6)	Such RSUs vest one-third on each of February 20, 2014, 2015, and 2016.
(7)	Represents the number of PRUs granted in fiscal 2011, adjusted for actual achievement during 2011, 2012 and 2013 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2011 performance, the second one-third portion of the award attributable to 2012 performance and the remaining one-third portion of the award attributable to 2013 performance. For 2011, performance on the annual revenue metric was 98.5% of target and performance on the annual EBITDA metric was 94.7% of target, resulting in a blended multiplier of 94.9% for the 2011 performance period. For 2012, performance on the annual revenue metric was 91.5% of target and performance on the annual EBITDA metric was 71.3% of target, resulting in a blended multiplier of 72.1% for the 2012 performance period. For 2013, performance on the annual revenue metric was 103.3% of target and performance on the annual EBITDA metric was 102.1% of target, resulting in a blended multiplier of 108.1% for the 2013 performance period. The blended multiplier of 94.9% for the 2011 performance period applies to the first one-third of the PRUs; the blended multiplier of 72.1% for the 2012 performance period applies to the second one-third of the PRUs; and the blended multiplier of 108.1% for the 2013 performance period applies to the remaining one-third of the PRUs. Total PRUs credited at the conclusion of 2013 will be adjusted by our performance on TSR as compared to the S&P 600, which will determine the number of shares, if any, released at the end of the three-year performance period. Our TSR performance over such three-year performance period was at the 23rd percentile, which resulted in a TSR modifier of 72.7% that applies to the shares banked under the 2011 PRU awards. As a result, final payout under the 2011 PRU awards was 66.7% of the target number of shares granted.
(8)	Represents the number of PRUs granted in 2012, adjusted for actual achievement during 2012 and 2013 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2012 performance and the second one-third portion of the award attributable to 2013 performance. For 2012, performance on the annual revenue metric was 91.5% of target and performance on the annual EBITDA metric was 71.3% of target, resulting in a blended multiplier of 72.1% for the 2012 performance period. For 2013, performance on the annual revenue metric was 103.3% of target and performance on the annual EBITDA metric was 102.1% of target, resulting in a blended multiplier of 108.1% for the 2013 performance period. The blended multiplier of 72.1% for the 2012 performance period applies to the first one-third of the PRUs; the blended multiplier of 108.1% for the 2013 performance period applies to the second one-third of the PRUs; and the remaining units are reported at target and will be adjusted based on actual revenue and EBITDA performance during the 2014 performance period. Total PRUs credited at the conclusion of 2014 will be adjusted by our performance on TSR as compared to the S&P 600, which will determine the number of shares, if any, released at the end of the three-year performance period.
(9)	Represents the number of PRUs granted in fiscal 2013, adjusted for actual achievement during 2013 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2013 performance. The blended multiplier of 108.1% for the 2013 performance period (as discussed in footnote 7) applies to the first one-third of the PRUs granted for 2013; and the remaining units are reported at target and will be adjusted based on actual revenue and EBITDA performance during the applicable 2014 and 2015 performance periods. Total PRUs credited at the conclusion of 2015 will be adjusted by our performance on TSR as compared to the TSR Peer Group, which will determine the number of shares, if any, released at the end of the three-year performance period.

Option Exercises and Stock Vested in Fiscal Year 2013

The following table sets forth information concerning the value realized by each of our named executive officers upon the exercise of stock options and the vesting of stock awards during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Kenton K. Alder	—	—	81,806	$657,639
Thomas T. Edman	—	—	—	—
Chung Tai Keung, Canice	—	—	25,489	$196,889
Douglas L. Soder	—	—	46,150	$371,162
Todd B. Schull	—	—	—	—
Steven W. Richards	21,874	$40,870	39,192	$315,219

(1)	The value realized equals the difference between the fair market value of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares issued upon exercise of the options.
(2)	The value realized equals the fair market value of our common stock on the date of vesting multiplied by the number of shares released on vest date.

Potential Payments upon Termination or Change in Control

As discussed above, we have entered into Severance Agreements with Messrs. Alder, Chung, Edman, Schull and Soder. Each Severance Agreement provides that, in the event the executive’s employment is terminated by (1) our company without cause during a pending change in control or within 12 months following a change in control, or (2) by the executive for good reason within 12 months following a change in control, the executive will be entitled to receive an amount in cash equal to two times (or, in the case of Mr. Alder, three times) the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the year during which the executive is terminated assuming the achievement of 100% of the performance target levels associated with such annual target bonus; together with the acceleration of vesting of any stock options, restricted stock, RSUs, and PRUs assumed by the acquirer.

Further, we provide in the event of a termination “without cause” (as such term is defined in the form of RSU Award Agreement) for the acceleration of vesting of a number of RSUs equal to the product obtained by multiplying the number of unvested RSUs that would vest in the 12 month period commencing on the date of grant, or if later occurring, the most recent anniversary of the date of grant, by a fraction, the numerator of which is the number of whole months since the date of grant, or if later occurring, the most recent anniversary of the date of grant, and the denominator of which is 12 months.

The following tables set forth certain information regarding potential payments and other benefits that would be payable to each of our named executive officers upon a change in control of our company and/or upon a termination of our named executive officer’s employment. The tables below assume that the termination or change in control event took place on December 30, 2013.

Kenton K. Alder:

Executive Benefits(1)	Termination Without Cause	Change in Control (No Termination)(2)	Termination Without Cause Pending a Change in Control that is Not Effected(5)	Termination Without Cause Pending a Change in Control that is Effected(2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control(2)
Accelerated RSUs(3)	$397,030	$505,607	$523,432	$1,103,076	$1,103,076
Accelerated PRUs(3)	—	—	—	—	$2,460,554
Severance(4)	—	—	$5,166,000	$5,166,000	$5,166,000

Thomas T. Edman:

Executive Benefits(1)	Termination Without Cause	Change in Control (No Termination)(2)	Termination Without Cause Pending a Change in Control that is Not Effected(5)	Termination Without Cause Pending a Change in Control that is Effected(2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control(2)
Accelerated RSUs(3)	$111,782	$121,944	$142,268	$365,822	$365,822
Accelerated PRUs(3)	—	—	—	—	$467,262
Severance(4)	—	—	$2,019,588	$2,019,588	$2,019,588

Chung Tai Keung, Canice:

Executive Benefits(1)	Termination Without Cause	Change in Control (No Termination)(2)	Termination Without Cause Pending a Change in Control that is Not Effected(5)	Termination Without Cause Pending a Change in Control that is Effected(2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control(2)
Accelerated RSUs(3)	$192,124	$245,176	$253,431	$523,715	$523,715
Accelerated PRUs(3)	—	—	—	—	$898,961
Severance(4)	—	—	$2,266,600	$2,266,600	$2,266,600

Douglas L. Soder:

Executive Benefits(1)	Termination Without Cause	Change in Control (No Termination)(2)	Termination Without Cause Pending a Change in Control that is Not Effected(5)	Termination Without Cause Pending a Change in Control that is Effected(2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control(2)
Accelerated RSUs(3)	$192,124	$245,176	$253,431	$523,715	$523,715
Accelerated PRUs(3)	—	—	—	—	$898,961
Severance(4)	—	—	$1,359,600	$1,359,600	$1,359,600

Todd B. Schull:

Executive Benefits(1)	Termination Without Cause	Change in Control (No Termination)(2)	Termination Without Cause Pending a Change in Control that is Not Effected(5)	Termination Without Cause Pending a Change in Control that is Effected(2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control(2)
Accelerated RSUs(3)	$69,948	$83,941	$90,934	$251,824	$251,824
Accelerated PRUs(3)	—	—	—	—	$311,508
Severance(4)	—	—	$1,092,500	$1,092,500	$1,092,500

(1)	Amounts represented in the table do not include stock option awards, restricted stock units or performance-based restricted units that are fully vested, earned salary, and accrued vacation, as those items are earned and due to the named executive officer regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death and dismemberment coverage, or our business travel accident coverage, which are programs available to all of our full-time employees. The amounts listed assume that the termination or change in control event took place on December 30, 2013.
(2)	Assumes that the RSUs and PRUs are assumed by the acquiring entity in connection with the change in control.
(3)	The amount listed for accelerated RSUs and PRUs is based on the closing price of our common stock on December 30, 2013.
(4)	The amount listed is calculated with the formula described above using an annual target bonus of 110% of base salary for Mr. Alder, 85% of base salary for Mr. Edman and 65% of base salary for each of Messrs. Chung, Soder, and Schull, for fiscal year 2013, which represents the percentage of base salary payable as a bonus upon achievement of 100% of the performance target levels associated with such annual target bonus, as set forth in the Severance Agreements.
(5)	The Severance Agreements provide that if the executive’s employment is terminated without cause during a pending change in control, and the change in control is not effected within three months following the date of termination of the executive, then the RSUs held by the executive as of the date of termination will be treated as if the executive’s employment had been terminated as of the three-month anniversary of the date of termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our 2006 Plan (as defined below) as of December 30, 2013.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	2,789,486	$11.34	2,247,752
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,789,486	$11.34	2,247,752

(1)	Includes 2,192,078 RSUs and PRUs.
(2)	The weighted average exercise price does not take into account the 2,192,078 RSUs and PRUs.

PROPOSAL TWO —

APPROVAL OF THE TTM TECHNOLOGIES, INC. 2014 INCENTIVE COMPENSATION PLAN

Background and Purpose

On February 21, 2014, our board of directors adopted the TTM Technologies, Inc. 2014 Incentive Compensation Plan, or the 2014 Plan, and recommended that it be submitted to our stockholders for their approval at the next annual meeting.

If approved by our stockholders, the 2014 Plan will be used to provide cash and stock-based incentive compensation to our eligible employees, directors, and independent contractors. Our board of directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term stockholder value. Our board of directors believes that the adoption of the 2014 Plan increases our ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate, and retain talented personnel.

The effective date of the 2014 Plan is February 21, 2014, or the Effective Date. As of the date of this proxy statement, no awards have been granted under the 2014 Plan.

Stockholder approval of the 2014 Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our Shares on the NASDAQ Market, (ii) to comply with certain exclusions from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” as described below, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for the 2014 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.”

The following is a summary of certain principal features of the 2014 Plan. This summary is qualified in its entirety by reference to the complete text of the 2014 Plan. Stockholders are urged to read the actual text of the 2014 Plan in its entirety which is set forth as Annex I to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2014 Plan, the total number of shares of our common stock reserved and available for delivery under the 2014 Plan at any time during the term of the 2014 Plan will be equal to (i) 4,000,000, plus any shares of our common stock still available for delivery under the TTM Technologies, Inc. 2006 Incentive Compensation Plan, or the 2006 Plan, immediately prior to the effective date of the 2014 Plan.

If any shares of our common stock subject to an award under the 2014 Plan, or after the Effective Date under the 2006 Plan, are forfeited, expire or otherwise terminate without issuance of such shares is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to awards under the 2014 Plan.

In the event that any option or other award granted under the 2014 Plan, or after the Effective Date under the 2006 Plan, is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by us, then only the number of shares of our common stock issued net of the shares tendered or withheld will be counted for purposes of determining the maximum number of shares available for grant under the 2014 Plan.

Substitute awards will not reduce the shares of our common stock authorized for delivery under the 2014 Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2014 Plan and will not reduce the shares authorized for delivery under the 2014 Plan; provided, that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of us or our subsidiaries prior to such acquisition or combination.

The 2014 Plan imposes individual limitations on the amount of certain awards, in part with the intention to comply with Section 162(m) of the Code. Under these limitations, in any fiscal year, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 1,000,000 shares, or (ii) performance shares (including shares of restricted stock, restricted stock units, and other stock based-awards that are subject to satisfaction of performance goals) that the Committee intends to be exempt from the deduction limitations under Section 162(m) of the Code, with respect to more than 1,000,000 shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out to any one participant as performance units that are subject to performance goals that the Committee intends to be exempt from the deduction limitations under Section 162(m) of the Code, with respect to any 12-month performance period is $2,000,000 (pro-rated for any performance period that is less than 12 months based upon the ratio of the number of days in the performance period as compared to 365), and with respect to any performance period that is more than 12 months, $5,000,000.

In addition, in any fiscal year, no non-employee director may be granted Awards that have a fair market value in excess of $1,000,000.

The aggregate fair market value of shares of our common stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of shares of our common stock that may be delivered under the 2014 Plan as a result of the exercise of incentive stock options is 4,000,000 shares, subject to certain adjustments.

The Committee is authorized to adjust the limitations on the number of shares available for issuance under the 2014 Plan and the individual limitations on the amount of certain awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2014 Plan.

The 2014 Plan will serve as the successor to the 2006 Plan. Outstanding awards granted under the 2006 Plan will continue to be governed by the terms of the 2006 Plan but no awards may be made under the 2006 Plan after the effective date of the 2014 Plan.

Eligibility

The persons eligible to receive awards under the 2014 Plan are the officers, directors, employees, consultants who provide services to us or any of our subsidiaries. The foregoing notwithstanding, only employees of us, or any parent corporation or subsidiary corporation of us (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of us or a subsidiary for purposes of eligibility for participation in the 2014 Plan.

Administration

The 2014 Plan is to be administered by the compensation committee of our board of directors, provided, however, that except as otherwise expressly provided in the 2014 Plan, the independent members of the board may elect to exercise any power or authority granted to the compensation committee under the 2014 Plan. Subject to the terms of the 2014 Plan, the compensation committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2014 Plan, construe and interpret the 2014 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the compensation committee may deem necessary or advisable for the administration of the 2014 Plan. Decisions of the compensation committee shall be final, conclusive and binding on all persons or entities, including us, any of our subsidiaries or any participant or beneficiary, or any transferee under the 2014 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The compensation committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the compensation committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of our stock (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date the ISO is granted.

For purposes of the 2014 Plan, the term “fair market value” means the fair market value of a share of common stock, awards or other property as determined by the compensation committee or under procedures established by the compensation committee. Unless otherwise determined by the compensation committee, the fair market value of a share of our common stock as of any given date is the closing sales price per share as reported on the principal stock exchange or market on which our shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the compensation committee on the date the award is authorized by the compensation committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the compensation committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the compensation committee. Accordingly, the compensation committee may permit the exercise price of options awarded under the 2014 Plan to be paid in cash, shares, other awards or other property (including loans to participants).

The compensation committee may grant stock appreciation rights in tandem with options, which we refer to as “Tandem stock appreciation rights”, under the 2014 Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The compensation committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of our common stock which are subject to such risks of forfeiture and other restrictions as the compensation committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder (including voting and dividend rights), unless otherwise determined by the compensation committee. An award of restricted stock units confers upon a participant the right to receive shares of our common stock or cash equal to the fair market value of the specified number of shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the compensation committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with stock ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The compensation committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares, awards or otherwise as specified by the compensation committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The compensation committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares or other awards in lieu of company obligations to pay cash under the 2014 Plan or other plans or compensatory arrangements, subject to such terms as the compensation committee may specify.

Other Stock-Based Awards

The compensation committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The compensation committee determines the terms and conditions of such awards.

Performance Awards

The compensation committee is authorized to grant performance awards to participants on terms and conditions established by the compensation committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the compensation committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of our common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the compensation committee.

Unless otherwise specified by the compensation committee, the provisions that are intended to qualify awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code will apply to any performance award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such award, a “covered employee” (as defined below). The term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among our three highest compensated officers (other than our chief executive officer or principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the compensation committee and not our board of directors.

If and to the extent that the compensation committee determines that the foregoing provisions of the 2014 Plan are to be applicable to any award, one or more of the following business criteria are to be used by the compensation committee in establishing performance goals for awards under the 2014 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations after excluding extraordinary or special items (including, without limitation, stock-based compensation, goodwill impairments, building and other significant asset sales, asset write-downs, plant closures and related layoffs, and/or amortization of intangibles); income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 600 Stock Index or a group of companies that are comparable to us. Performance goals for awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to the performance awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Code.

After the end of each performance period, the compensation committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the compensation committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the compensation committee specifies at the time the award is granted.

The compensation committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of our common stock, other awards or other property, in the discretion of the compensation committee. The compensation committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The compensation committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2014 Plan. The compensation committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or that previously acquired shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2014 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the compensation committee may, in its discretion, permit transfers, subject to any terms and conditions the compensation committee may impose pursuant to the express terms of an award agreement. A beneficiary, transferee, or other person claiming any rights under the 2014 Plan from or through any participant will be subject to all terms and conditions of the 2014 Plan and any award agreement applicable to such participant, except as otherwise determined by the compensation committee, and to any additional terms and conditions deemed necessary or appropriate by the compensation committee.

Awards under the 2014 Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The compensation committee may, however, grant awards in exchange for other awards under the 2014 Plan, awards under any of our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the compensation committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award. In the event of a “change in control” of the Company, as defined in the 2014 Plan, and only to the extent provided in any employment or other agreement between the participant and us or any of our subsidiaries, or in any award agreement, or to the extent otherwise determined by the compensation committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or any other stock-based award subject only to future service requirements will lapse and such awards will be deemed fully vested; and (iii) with respect to any outstanding award subject to achievement of performance goals and conditions under the 2014 Plan, the compensation committee may, in its discretion, consider such awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

Subject to any limitations contained in the 2014 Plan relating to the vesting of awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for: (i) the continuation of the outstanding awards by us, if we are a surviving entity, (ii) the assumption or substitution for outstanding awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2014 Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2014 Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us, any subsidiary or any business unit, or our financial statements, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the compensation committee’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the compensation committee may not make any adjustment described in this paragraph if doing so would cause any award granted under the 2014 Plan to participants designated by the compensation committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”

Clawback of Benefits

The compensation committee may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2014 Plan or otherwise in accordance with any company policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law, which we refer to each as a “clawback policy.” In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2014 Plan or an award agreement or otherwise, in accordance with any clawback policy. By accepting an award, a participant is also agreeing to be bound by any existing or future clawback policy adopted by us, or any amendments that may from time to time be made to the clawback policy in the future by us in our discretion (including without limitation any clawback policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements (and/or awards issued under the 2006 Plan) may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any clawback policy.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue or terminate the 2014 Plan or the compensation committee’s authority to grant awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our shares of common stock may then be listed or quoted; provided that, except as otherwise permitted by the 2014 Plan or an award agreement, without the consent of an affected participant, no such board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding award. The compensation committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the 2014 Plan; provided that, except as otherwise permitted by the 2014 Plan or award agreement, without the consent of an affected participant, no such compensation committee action may materially and adversely affect the rights of such participant under terms of such award. The 2014 Plan will terminate at the earliest of (i) such time as no shares remain available for issuance under the 2014 Plan, (ii) termination of the 2014 Plan by our board of directors, or (iii) the tenth anniversary of the effective date of the 2014 Plan. Awards outstanding upon expiration of the 2014 Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2014 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2014 Plan. On exercise of a nonqualified stock option granted under the 2014 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of our common stock acquired on exercise of the option over the exercise price. If the optionee is an employee of us or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares on exercise of an option by delivering shares, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share of our commons stock received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we generally are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received under the 2014 Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient in exchange for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as awards will be the amount paid for the shares plus any ordinary income recognized either when the shares are received or when the shares become vested. Upon the disposition of any shares received as a stock award under the 2014 Plan, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

The compensation committee may grant stock appreciation rights, separate from any other award, which we refer to as Stand-Alone stock appreciation rights, or Tandem stock appreciation rights, under the 2014 Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.

With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.

With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to us upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, we generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the 2014 Plan whom the compensation committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the compensation committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the compensation committee may, in its discretion, grant awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that Awards under the 2014 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.

Section 409A of the Code

The 2014 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2014 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award.

Our board of directors recommends a vote “for” approval of our 2014 Incentive Compensation Plan.

PROPOSAL THREE — ADVISORY VOTE APPROVING

NAMED EXECUTIVE OFFICER COMPENSATION

As required by SEC rules, we are asking our stockholders to provide an advisory, non-binding vote to approve the compensation of our named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers by voting on the non-binding resolution below.

As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program, which is established by our compensation committee and board of directors, is intended to attract, motivate, and retain executives and key employees and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with other similarly situated companies in our industry and reward the achievement of short-term and long-term performance goals.

We are asking our stockholders to indicate their support for our named executive officer compensation. We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Our board of directors believes that the compensation of our named executive officers is appropriate and recommends a vote “for” the following advisory resolution, which will be submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and related matters.”

You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and procedures described in this proxy statement.

While the advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote and take the concerns of our stockholders into account in future determinations concerning our executive compensation program. Our board of directors therefore recommends that you indicate your support for the compensation policies and procedures for our named executive officers, as outlined in the above resolution.

PROPOSAL FOUR —

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(a) Previous independent registered public accounting firm

On February 27, 2014, our audit committee determined to dismiss PricewaterhouseCoopers LLP, which had been serving as our independent registered public accounting firm. The decision was approved by the audit committee of our board of directors. PricewaterhouseCoopers LLP was notified of the decision on February 28, 2014.

During the two most recent fiscal years ended December 31, 2012 and December 30, 2013 and the subsequent interim period through and including February 27, 2014, there were no (i) disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the past two fiscal years ended December 31, 2012 and December 30, 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

We have requested PricewaterhouseCoopers LLP to furnish a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the statements made in this section (a) by us. A copy of this letter, dated March 4, 2014 is filed as Exhibit 16 to our Current Report on form 8-K, filed with the SEC on March 4, 2014.

(b) New independent registered public accounting firm

On February 27, 2014, our audit committee selected KPMG LLP to audit our financial statements for the fiscal year ending December 29, 2014. The decision was approved by the audit committee of our board of directors.

During the two most recent fiscal years ended December 31, 2012 and December 30, 2013 and the subsequent interim period through and including February 27, 2014, we did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We have appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2014 and recommend that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, our board of directors will reconsider its selection. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. We do not anticipate that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, make a statement or be available to respond to appropriate questions at the meeting.

Audit Fees

The following is a summary of fees, all of which were approved by our audit committee, for audit and other professional services performed by PricewaterhouseCoopers LLP during the fiscal years ended December 30, 2013 and December 31, 2012:

	2013	2012
Audit fees	$2,431,600	$2,346,900
Audit-related fees	$12,900	$7,700
Tax fees	$380,700	$138,600
All other fees	$43,200	$1,800

Total	$2,868,400	$2,495,000

“Audit fees” includes fees paid for the audits of our annual financial statements and of internal control over financial reporting included in the Form 10-K, selected statutory audits, and reviews of financial statements included in Form 10-Q.

“Audit related fees” includes fees paid for services performed related to customer rebate audits.

“Tax fees” includes fees paid for services performed related to compliance with foreign tax regulations and assistance provided with respect to the review and audit of tax matters by government agencies and tax authorities.

“All other fees” includes fees for the usage of accounting research software.

Pre-Approval Policy for Independent Registered Public Accounting Firm’s Fees

In 2003, our audit committee adopted a formal policy concerning pre-approval of all services to be provided by our independent registered public accounting firm. The policy requires that all proposed services to be provided by our independent registered public accounting firm must be pre-approved by our audit committee before any services are performed. This policy includes all audit, audit-related, tax, and other services that our independent registered public accounting firm may provide to our company. In evaluating whether to engage our independent registered public accounting firm for non-audit services, our audit committee considers whether the performance of services other than audit services is compatible with maintaining the independence of our independent registered public accounting firm. All of the services provided by PricewaterhouseCoopers LLP described in the table above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

Our board of directors recommends a vote “for” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2014.

In the event of a negative stockholder vote on the ratification of KPMG LLP as our independent registered public accounting firm, our audit committee will reconsider its selection.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our board of directors has appointed an audit committee consisting of three independent directors. All members of our audit committee are able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and cash flow statement. Most members of our audit committee have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in each individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Franklin, Bass, and Zakheim are independent directors, as defined by Nasdaq Marketplace Rule 5605(a)(2), and that Mr. Franklin qualifies as an “audit committee financial expert.”

The primary responsibility of our audit committee is to assist our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including overseeing the financial reports and other financial information provided by us to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our systems of internal accounting and financial controls; and the annual independent audit of our consolidated financial statements.

Management has the responsibility for our consolidated financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm engaged to conduct the audit of our 2013 financial statements, PricewaterhouseCoopers LLP, was responsible for auditing our consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, our audit committee reviewed our consolidated audited financial statements with management and the independent registered public accounting firm. Our audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our audit committee under generally accepted auditing standards. In addition, our audit committee received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence. Our audit committee also discussed with the independent registered public accounting firm their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Our audit committee has concluded that PricewaterhouseCoopers LLP is independent from our company and management.

Our audit committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. Our audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our company, the internal controls, and the overall quality of our financial reporting. Our audit committee held five meetings during the fiscal year ended December 30, 2013.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors, and our board of directors approved, that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2013 for filing with the SEC.

Our board of directors has adopted a written charter for our audit committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of Nasdaq.

This report has been furnished by our audit committee to our board of directors.

Philip G. Franklin, Chairman

John G. Mayer

Dov S. Zakheim

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, during the fiscal year ended December 30, 2013, there were no transactions or series of similar transactions to which we were or are a party that involved an amount exceeding $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Certain affiliates of our Asia Pacific operating segment engage in transactions with our company, as described below.

Supply Arrangements with Affiliates of Related Parties

Our Asia Pacific operating segment from time to time purchases laminate and prepreg from Suzhou Shengyi Sci Tech Co., Ltd. (“SSST”) and Shengyi Technology Co., Ltd. (“Sytech”). Approximately 15.8% of Sytech is owned indirectly by Top Mix Investments Limited, a company controlled by Mr. Tang Hsiang Chien, the father of our director, Mr. Tang Chung Yen, Tom. SSST is 75% owned by Sytech and 25% owned indirectly by Top Mix Investments Limited. We had total purchases from SSST and Sytech of $34.7 million in 2013.

Our Asia Pacific operating segment also from time to time purchases laminate and prepreg from Hitachi Chemical Electronic Materials (Hong Kong) Limited (formerly known as Mica-Ava (Far East) Industrial Limited) (referred to as Hitachi (HK)) and Hitachi Chemical Electronic Materials (Guangzhou) Limited (formerly known as Mica-AVA (Guangzhou) Material Company Ltd. ) (referred to as Hitachi (GZ)), former subsidiaries of Meadville engaged in the laminate business. Prior to November 18, 2011, Top Mix Investments Limited indirectly owned approximately 93.7% of each of Hitachi (HK) and Hitachi (GZ). Following completion of the disposal of a major portion of its holdings in Hitachi (HK) and Hitachi (GZ) to Hitachi Chemical Co., Ltd on November 18, 2011, Top Mix Investments Limited indirectly owns 25% of each of Hitachi (HK) and Hitachi (GZ). Purchases of laminate and prepreg by our Asia Pacific operating segment from Hitachi (HK) and Hitachi (GZ) are made on a spot basis from time to time. Total sales from Hitachi (HK) and Hitachi (GZ) to our Asia Pacific operating segment amounted to $27.9 million in 2013. Additionally, during the fiscal year ended December 30, 2013, we received $238,000 in payment for meal services provided to certain Hitachi (GZ) employees at facilities of our Asia Pacific operating segment.

On June 17, 2013, we completed the sale of our 70.2% controlling equity interest in Dongguan Shengyi Electronics Ltd. (“SYE”) to its non-controlling partner, Sytech, for 702.0 million Chinese RMB or $114.5 million. We continue to sell PCBs to SYE. Sales to SYE for the fiscal year ended December 30, 2013 were approximately $29.6 million. SYE will continue to be a related party, as one of our significant shareholders holds an equity interest in the parent company of SYE.

Additionally, we acquired Sytech’s 20.0% non-controlling equity interest in Dongguan Meadville Circuits Ltd. (“DMC”) for 180.0 million Chinese RMB or $29.4 million.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND 2013 ANNUAL REPORT

As permitted by SEC rules, we are making this proxy statement and our annual report on Form 10-K for 2013 available to stockholders electronically via the Internet on our website at www.ttmtech.com/stockholdersmeeting. On or about March 14, 2014, we began mailing to our stockholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save our company the cost of printing and mailing documents to you, reduce the amount of mail you receive, speed your ability to access the proxy materials and our annual report, and help preserve environmental resources. We encourage you to sign up for electronic proxy and annual report access or a paper notice of availability for future annual meetings. Stockholders may elect to receive electronic access or a paper notice by registering electronically on our website at www.ttmtech.com/stockholdersmeeting. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location.

Our annual report on Form 10-K for 2013, available on our website at www.ttmtech.com, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. If a stockholder received a paper copy of our annual report and does not wish to access our annual report through our website but rather requires an additional paper copy of our annual report on form 10-K, we will provide one, without charge, on the written request of any such stockholder addressed to our corporate secretary at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626.

STOCKHOLDER PROPOSALS FOR OUR 2015 ANNUAL MEETING

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2015 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to our corporate secretary at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by November 14, 2014), unless the date of our 2014 annual meeting is changed by more than 30 days from April 23, 2014, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

In addition, our bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2015 annual meeting of stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to our corporate secretary at the address set forth above not less than 90 days (by January 23, 2015) nor more than 120 days (December 24, 2014) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of (a) 90 days prior to such annual meeting or (b) five days following the day on which public announcement of the date of such meeting is first made by our company. Our bylaws provide that a stockholder’s notice of a proposal of business must set forth certain information relating to the proposed business desired to be brought before the meeting and the proposal itself, and information relating to the stockholder making the proposal.

If the proposal is for the nomination of a director for election at the meeting, the nomination must be delivered to our corporate secretary at the address listed above not less than 90 days (by January 23, 2015) and not more than 120 days (December 24, 2014) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2014 annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the later of (a) 90 days prior to such annual meeting or (b) five days following the day on which we make the first public announcement of the date of such meeting. However, in the event that the number of directors to be elected to our board of directors at an annual meeting of stockholders is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting, the stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary at the address listed above not later than five days following the day on which we first make a public announcement of additional directorships. Our bylaws set forth specific information that must be provided to our corporate secretary in connection with the nomination of a director for election at the annual meeting.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors, the approval of our 2014 Incentive Compensation Plan, the advisory, non-binding vote on the compensation of our named executive officers, and the ratification of our independent registered public accounting firm. If, however, any other matter should properly come before the annual meeting for action by stockholders, the persons named as proxy holders will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

Costa Mesa, California
March 14, 2014	Todd B. Schull, Secretary

ANNEX I

TTM TECHNOLOGIES, INC.

2014 INCENTIVE COMPENSATION PLAN

I-i

TTM TECHNOLOGIES

2014 INCENTIVE COMPENSATION PLAN

I-ii

TTM TECHNOLOGIES, INC.

2014 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this TTM TECHNOLOGIES, INC. 2014 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist TTM TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and consultants to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity; (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any; (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity; (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity; (v) any material violation or breach by the Participant of the Company’s or Related Entity’s policy for employee conduct, if any; (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company (other than the chief financial officer) as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board or the board of directors of any Related Entity.

(n) “Disability” means a Participant’s eligibility to receive long-term disability benefits under a plan sponsored by the Company or a Related Entity, or if no such plan is applicable, a Participant’s inability to perform the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, the term “Disability” means disabled within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p) “Effective Date” means the effective date of the Plan, which shall be February 21, 2014.

(q) “Eligible Person” means each officer, Director, Employee or Consultant to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company or Related Entity of the Participant’s Continuous Service other than for Cause, death or by reason of the Participant’s Disability, or (v) any material reduction in the Participant’s base salary (unless such reduction is part of a Company-wide reduction that affects a majority of the persons of comparable level to the Participant).

(v) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(y) “Listing Market” means the Nasdaq Market or any other national securities exchange on which any securities of the Company are listed for trading.

(z) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ee) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii) “Prior Plan” means the TTM Technologies, Inc. 2006 Incentive Compensation Plan, as amended.

(jj) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(kk) “Retirement” means the termination of a Participant’s employment, either by the Company without Cause or by the Participant voluntarily, after attaining age 62 and at least five (5) years of Continuous Service with the Company and its Related Entities.

(ll) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(oo) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(pp) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(qq) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(rr) “Shares” means the shares of common stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(tt) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(uu) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity, (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 10(b) hereof or any other person claiming rights from or through any of the foregoing persons or entities.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act or (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to (i) 4,000,000, plus (ii) any Shares remaining available for delivery under the Prior Plan on the Effective Date of the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award, or after the Effective Date, Shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, or after the Effective Date, Shares subject to any award granted under the Prior Plan, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plan, the Shares to which those Awards or awards under the Prior Plan were subject, shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan.

(ii) In the event that any Option or other Award granted under this Plan, or after the Effective Date, any award granted under the Prior Plan, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from any Award, or after the Effective Date, any award granted under the Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combined has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 4,000,000 Shares.

(vi) Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 10(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $1,000,000 in the aggregate.

(d) No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.

5. Eligibility; Per-Participant Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards denominated in or valued by reference to a designated number of Shares and that are subject to Section 8 hereof, with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units that are subject to Section 8 hereof is (x) $2,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $5,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that if and to the extent that it would not violate Section 409A of the Code, the grant price for a Stock Appreciation Right that is granted as a Substitute Award for an outstanding Option may be lower than 100% of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right if it is not less than the exercise price of the Option for which it is substituted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as or subsequently to the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or except as otherwise provided in the last sentence of Section 6(h) hereof, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in the last sentence of Section 6(h) hereof, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and whether the amount or value thereof shall be automatically deemed reinvested in additional Restricted Stock Units or other Awards, or if not so reinvested shall earn interest and at what rate for the period deferred, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in the last sentence of Section 6(h) hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months nor longer than five (5) years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any other provision of this Plan to the contrary, cash dividends, Shares, and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Awards or any other Awards that are subject to satisfaction of performance goals, shall either (i) not be paid or credited, or (ii) be accumulated, shall be subject to satisfaction of the same performance goals to which the vesting of the underlying Award is subject, and shall be paid at the time such restrictions and risk of forfeiture lapses.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee. The term of any Option or Stock Appreciation Right shall not exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); provided, however, that in the event that on the last day of the term of an Option or a Stock Appreciation Right, other than an Incentive Stock Option, (i) the exercise of the Option or Stock Appreciation Right is prohibited by applicable law, or (ii) Shares may not be purchased, or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, provided that such extension of the term of the Option or Stock Appreciation Right would not cause the Option or Stock Appreciation Right to violate the requirements of Section 409A of the Code.

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations after excluding extraordinary or special items (including, without limitation, stock-based compensation, goodwill impairments, building and other significant asset sales, asset write-downs, plant closures and related layoffs, and/or amortization of intangibles); income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 600 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section  162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control).

(b) Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty-five percent (35%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset

Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section 9 of this Plan relating to vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the

Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h) Clawback of Benefits. The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to this Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company and its Related Entities. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(m) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(n) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(o) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(p) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(q) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

☐                         ¢

TTM TECHNOLOGIES, INC.

1665 Scenic Avenue, Suite 250

Costa Mesa, CA 92626

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Thomas T. Edman and Todd B. Schull as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of TTM Technologies, Inc. held of record by the undersigned on February 24, 2014, at the Annual Meeting of Stockholders to be held at the Company’s corporate offices located at 1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626 at 1:30 p.m., local time on April 23, 2014, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

TTM TECHNOLOGIES, INC.

April 23, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, and Annual Report are available at http://www.ttmtech.com/stockholdersmeeting
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢ 20230303000000000000 8	042314

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

						FOR	AGAINST	ABSTAIN
1. To elect Kenton K. Alder and Philip G. Franklin as class II directors.				2.	Approve the 2014 Incentive Compensation Plan.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				3.	Advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
				4.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 29, 2014.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Kenton K. Alder O Philip G. Franklin
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2, 3 AND 4.

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■